Earnings Release and Supplemental Information

Unaudited

Third Quarter 2013

Table of Contents

Supplemental 3Q 2013

Overview

Press Release 1

Highlights

Company Profile 4

Company Performance 5

Financial Information

Consolidated Balance Sheets 6

Consolidated Statements of Operations 7

Reconciliation of Net Earnings (Loss) to FFO 8

Prologis Chengdu Airport Logistics Center, Chengdu, China EBITDA Reconciliation 9

Pro-rata Information 10

Operations Overview

Operating Portfolio 12

Operating Metrics 15

Customer Information 17

Capital Deployment

Overview 18

Dispositions and Contributions 19

Third Party Building Acquisitions and Equity Invested in

Co-Investment Ventures 20

Development Starts 21

Value Creation from Development Stabilization 22

Prologis CCP Jundiai Industrial Park, São Paulo, Brazil Development Portfolio 23

Land Portfolio 24

Co-Investment Ventures

Summary and Financial Highlights 26

Operating and Balance Sheet Information 27

Capitalization

Debt and Equity Summary 28

Debt Covenants and Other Metrics 29

Assets Under Management 30

Net Asset Value

Components 31

Notes and Definitions 33

Prologis Park Midpoint II, Birmingham, United Kingdom

Cover: Prologis Park Pineham, United Kingdom Copyright © 2013 Prologis

Prologis, Inc. Announces Third Quarter 2013 Earnings Results

- Rents on rollover increased 6.1 percent -

- Stabilized $500 million of development projects; $190 million in estimated value creation -

- Raised record $672 million for open ended funds -

SAN FRANCISCO (Oct. 23, 2013) – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today reported results for the third quarter 2013.

Core funds from operations (Core FFO) per fully diluted share was $0.41 for the third quarter compared to $0.49 for the same period in 2012 which included a tax benefit of $0.06 per share. Net loss per fully diluted share was $0.02 for the third quarter compared to a net loss per share of $0.10 for the same period in 2012. The net loss in the quarter was principally due to costs associated with the company’s previously announced debt tender.

Operating Portfolio Metrics

The company leased 36.1 million square feet (3.4 million square meters) in its combined operating and development portfolios in the third quarter, which included a record 5.3 million square feet (0.5 million square meters) in development leasing. Prologis ended the quarter with 93.9 percent occupancy in its operating portfolio, up 20 basis points over the prior quarter.

Tenant retention in the third quarter was 80.8 percent. GAAP and cash rental rates on leases signed in the quarter increased 6.1 percent and 0.4 percent respectively from in-place rents, an increase of 210 basis points and 380 basis points over the prior quarter.

In the third quarter, GAAP same-store net operating income (NOI) increased 1.4 percent, or 1.8 percent on an adjusted cash basis, as compared to the same period in 2012.

“Market conditions are improving faster than expected with rent growth across our markets in the U.S. and broadening in Europe,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Utilization in our facilities is running at an all-time high. The demand we’re seeing is, by and large, just to keep up with current needs and not for future expansion.”

Capital Deployment

New investments during the third quarter totaled $1.9 billion, of which $1.5 billion was Prologis’ share, including:

$756.3 million of investments in its co-investment ventures, with a stabilized capitalization rate of 6.5 percent, including: Prologis Targeted Europe Logistics Fund (PTELF), Prologis Targeted U.S.

Logistics Fund (USLF), Prologis European Properties Fund II (PEPF II), as well as the acquisition of properties from Prologis North American Industrial Fund III (NA III);

$612.8 million of acquisitions in buildings and land, of which $270.1 million was Prologis’ share. The stabilized capitalization rate on building acquisitions was 6.0 percent; and

$493.7 million of development starts with an estimated weighted average yield at stabilization of 7.3 percent and an estimated development margin of 19.0 percent. Two-thirds were build-to-suits.

Prologis’ share of starts was $462.6 million.

In the first three quarters, the company stabilized $887.0 million in development projects, with an estimated development margin of 31.9 percent and $282.8 million in estimated value creation. During the third quarter, the company stabilized $500.2 million in development projects with an estimated margin of 38.0 percent and $190.2 million in estimated value creation, of which $164.9 million was Prologis’ share.

At quarter end, Prologis’ global development pipeline totaled 28.3 million square feet (2.6 million square meters), with a total expected investment of $2.3 billion, of which Prologis’ share was $2.0 billion. The company’s share of estimated value creation at stabilization was $395.4 million, with a weighted average estimated stabilized yield of 7.6 percent and a margin of approximately 19.5 percent.

Dispositions and Contributions

In the third quarter, Prologis completed contributions and dispositions totaling $791.8 million, of which $361.1 million was the company’s share, with a stabilized capitalization rate of 7.1 percent, including:

Third-party building and land dispositions of $611.6 million, of which $252.4 million was the company’s share; and

Copyright 2013 Prologis

Contributions in Europe and Brazil totaling $180.2 million, of which $108.7 million was the company’s share.

Investment Management

During the third quarter, Prologis raised a record $671.6 million of third-party equity for its open ended funds, including:

$398.4 million for PEPF II;

$180.0 million for USLF; and

$93.2 million for Prologis European Logistics Partners Sarl (PELP).

Subsequent to quarter end, the company raised an additional $187.2 million for PTELF and USLF.

“This was the largest quarter of fundraising in our history for open ended funds,” said Moghadam. “Institutions beyond the sovereign fund sector are committing new capital at levels not seen since before the global financial crisis. They are under-allocated to industrial real estate and are seeking general partners with deep operating and logistics expertise. We clearly line up well with these requirements.”

During the third quarter, the company also concluded Prologis North American Industrial Fund III.

At quarter end, Prologis had $23.4 billion in combined assets under management in 14 funds.

Capital Markets

During the third quarter, Prologis completed approximately $6.3 billion of debt financings, refinancings, and principal paydowns, including:

The upsizing of the company’s global line of credit by $350.0 million to $2.0 billion with a maturity date of July 2017, and an option to extend an additional year. Pricing is at LIBOR plus 130 basis points, a 40 basis point reduction in interest rate;

The upsizing of the company’s Japan revolver by JPY 8.5 billion ($86 million) to JPY 45 billion ($458 million) with a maturity date of May 2018. Pricing is at LIBOR plus 130 basis points, a 40 basis point reduction in interest rate; and

The issuance of senior notes totaling $1.25 billion with a weighted average interest rate of 3.8 percent and term of 8.6 years, as well as the tender of $611.4 million of notes.

Subsequent to quarter end, the company raised EUR 300 million in a public Eurobond issuance for PEPF II. The five-year bond has a coupon rate of 2.75 percent.

“We had a very active quarter on the financing front,” said Thomas S. Olinger, chief financial officer, Prologis. “We took advantage of the opportunity to lock in favorable interest rates and further enhance our debt maturity profile.”

Guidance for 2013

Prologis narrowed its full-year 2013 Core FFO guidance range to $1.64 to $1.66 per diluted share from $1.63 to $1.67 per diluted share. The company also expects to recognize net earnings, for GAAP purposes, of $0.53 to $0.55 per diluted share.

The Core FFO and earnings guidance reflected above excludes any potential future gains (losses) recognized from real estate transactions. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt or redemption of preferred stock, impairment charges, deferred taxes, and unrealized gains or losses on foreign currency or derivative activity.

The difference between the company’s Core FFO and net earnings guidance for 2013 predominantly relates to real estate depreciation and recognized gains or losses on real estate transactions and early extinguishment of debt.

Webcast and Conference Call Information

The company will host a webcast /conference call to discuss quarterly results, current market conditions and future outlook today, October 23, at 12:00 p.m. U.S. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page of the Prologis Investor Relations website (http://ir.prologis.com).

Interested parties also can participate via conference call by dialing +1 877-256-7020 (from the U.S. and Canada toll free) or +1 973-409-9692 (from all other countries) and enter conference code 48749904.

A telephonic replay will be available from October 23 through November 22 at

+1 855-859-2056 (from the U.S. and Canada) or +1 404-537-3406 (from all other countries), with conference code 48749904. The webcast replay will be

Copyright © 2013 Prologis

posted when available in the “Events & Presentations” section of Investor Relations on the Prologis website.

About Prologis

Prologis, Inc., is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of Sept. 30, 2013, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 562 million square feet (52.2 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, disposition activity, general conditions in the geographic areas where we operate, synergies to be realized from our recent merger transaction, our debt and financial position, our ability to form new property funds and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this release.

Media Contacts

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco Atle Erlingsson, Tel: +1 415 733 9495, aerlingsson@prologis.com, San Francisco

Copyright © 2013 Prologis

Highlights

Company Profile

Supplemental 3Q 2013

Prologis is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of September 30, 2013, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects totaling 562 million square feet (52.2 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

AMERICAS (4 countries) EUROPE (14 countries) ASIA (3 countries) TOTAL

Number of operating portfolio buildings 2,266 602 74 2,942

Operating Portfolio (msf) 354 139 30 523

Development Portfolio (msf) 16 4 8 28

Other (msf) (A) 8 2 1 11

Total (msf) 378 145 39 562

Development portfolio TEI (millions) $1,172 $406 $746 $2,324

Land (acres) 7,138 3,247 215 10,600

Land book value (millions) (B) $996 $630 $108 $1,734

(A) Generally represents properties in which Prologis has an ownership interest but does not manage (6 msf) and other properties owned by Prologis (5 msf), which includes value added properties (3 msf).

(B) Original cost basis for the total land portfolio is $2.8 billion.

4 Copyright © 2013 Prologis

Highlights

Company Performance

Supplemental 3Q 2013

Three months ended September 30, Nine months ended September 30,

(dollars in thousands, except per share data) 2013 2012 2013 2012

Revenues $ 430,185 $ 499,462 $ 1,333,740 $ 1,473,630

Net earnings (loss) attributable to common stockholders (7,534) (46,526) 256,365 147,767

FFO, as defined by Prologis 82,536 205,891 642,574 640,634

Core FFO 206,895 231,962 598,169 618,047

Core AFFO 145,000 170,002 433,290 452,394

Adjusted EBITDA 354,641 385,117 1,028,025 1,151,902

Value creation from development stabilization—Prologis share 164,888 19,903 247,194 137,560

Per common share—diluted:

Net earnings (loss) attributable to common stockholders $ (0.02) $ (0.10) $ 0.53 $ 0.32

FFO, as defined by Prologis 0.16 0.44 1.31 1.37

Core FFO 0.41 0.49 1.22 1.32

Core FFO and Value Creation from Operating Portfolio—Owned and Managed Development Stabilization (in millions) Period Ending Occupancy % $400 100% $372

$300 $255

95% 94.0% 93.9% $209 $218 93.7% 93.7% $200

90% $100

85% $-

Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2012 Q1 2013 Q2 2013 Q3 2013

Core FFO

Value Creation from Development Stabilization — Prologis Share

5 Copyright © 2013 Prologis

Financial Information

Consolidated Balance Sheets

Supplemental 3Q 2013

(in thousands)

	September 30, 2013	June 30, 2013	December 31, 2012
Assets:			
Investments in real estate assets:			
Operating properties	$ 18,404,897	$ 17,755,655	$ 22,608,248
Development portfolio	1,084,959	939,794	951,643
Land	1,643,055	1,710,583	1,794,364
Other real estate investments	466,997	492,833	454,868
	21,599,908	20,898,865	25,809,123
Less accumulated depreciation	2,540,370	2,422,909	2,480,660
Net investments in properties	19,059,538	18,475,956	23,328,463
Investments in and advances to unconsolidated entities	4,210,305	3,884,766	2,195,782
Notes receivable backed by real estate	189,663	189,636	188,000
Assets held for sale	3,958	25,330	26,027
Net investments in real estate	23,463,464	22,575,688	25,738,272
Cash and cash equivalents	121,693	385,424	100,810
Restricted cash	42,488	26,642	176,926
Accounts receivable	137,879	124,980	171,084
Other assets	1,024,019	924,834	1,123,053
Total assets	**$ 24,789,543**	**$ 24,037,568**	**$ 27,310,145**
Liabilities and Equity:			
Liabilities:			
Debt	$ 9,119,317	$ 8,417,310	$ 11,790,794
Accounts payable, accrued expenses, and other liabilities	1,406,704	1,297,756	1,746,015
Total liabilities	10,526,021	9,715,066	13,536,809
Equity:			
Stockholders' equity:			
Preferred stock	100,000	100,000	582,200
Common stock	4,986	4,986	4,618
Additional paid-in capital	17,952,611	17,939,829	16,411,855
Accumulated other comprehensive loss	(451,658)	(541,355)	(233,563)
Distributions in excess of net earnings	(3,852,846)	(3,704,034)	(3,696,093)
Total stockholders' equity	13,753,093	13,799,426	13,069,017
Noncontrolling interests	459,897	470,995	653,125
Noncontrolling interests - limited partnership unitholders	50,532	52,081	51,194
Total equity	14,263,522	14,322,502	13,773,336
Total liabilities and equity	**$ 24,789,543**	**$ 24,037,568**	**$ 27,310,145**

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Financial Information

Consolidated Statements of Operations

(in thousands, except per share amounts) Supplemental 3Q 2013

Three Months Ended Nine Months Ended

September 30, September 30,

2013 2012 2013 2012

Revenues:

Rental income $ 379,312 $ 466,731 $ 1,200,303 $ 1,372,707

Investment management income 48,322 31,714 125,565 95,064

Development management and other income 2,551 1,017 7,872 5,859

Total revenues 430,185 499,462 1,333,740 1,473,630

Expenses:

Rental expenses 108,912 126,431 353,272 369,284

Investment management expenses 22,023 15,730 66,938 47,686

General and administrative expenses 55,034 55,886 166,140 167,460

Depreciation and amortization 158,889 190,148 492,690 547,036

Other expenses 6,370 5,580 17,494 17,142

Merger, acquisition and other integration expenses — 20,659 — 52,573

Impairment of real estate properties — 9,778 — 12,963

Total expenses 351,228 424,212 1,096,534 1,214,144

Operating income 78,957 75,250 237,206 259,486

Other income (expense):

Earnings from unconsolidated co-investment ventures, net 25,769 2,378 57,816 15,289

Earnings from other unconsolidated joint ventures, net 596 185 1,738 5,158

Interest income 4,612 6,399 13,402 17,192

Interest expense (84,885) (122,817) (292,383) (383,369)

Gains on acquisitions and dispositions of investments in real estate, net 46,074 12,677 445,954 280,968

Foreign currency and derivative gains (losses) and other income (expenses), net 7,916 (3,549) 8,385 (17,351)

Gains (losses) on early extinguishment of debt, net (114,196) — (164,155) 4,919

Impairment of other assets — — — (16,135)

Total other income (expense) (114,114) (104,727) 70,757 (93,329)

Earnings (loss) before income taxes (35,157) (29,477) 307,963 166,157

Income tax expense (benefit)—current and deferred 12,180 (19,983) 84,534 216

Earnings (loss) from continuing operations (47,337) (9,494) 223,429 165,941

Discontinued operations:

Income (loss) attributable to disposed properties and assets held for sale (127) 8,054 1,753 29,262

Net gains (losses) on dispositions, including related impairment charges and taxes 40,297 (31,458) 59,598 (10,335)

Total discontinued operations 40,170 (23,404) 61,351 18,927

Consolidated net earnings (loss) (7,167) (32,898) 284,780 184,868

Net loss (earnings) attributable to noncontrolling interests 1,768 (3,323) (3,051) (6,180)

Net earnings (loss) attributable to controlling interests (5,399) (36,221) 281,729 178,688

Preferred stock dividends (2,135) (10,305) (16,256) (30,921)

Loss on preferred stock redemption — — (9,108) -

Net earnings (loss) attributable to common stockholders $ (7,534) $ (46,526) $ 256,365 $ 147,767

Weighted average common shares outstanding—Diluted (A) 499,848 461,979 488,409 464,938

Net earnings (loss) per share attributable to common stockholders—Diluted $ (0.02) $ (0.10) $ 0.53 $ 0.32

(A) See Calculation of Per Share Amounts in the Notes and Definitions.

Copyright © 2013 Prologis

Financial Information

Reconciliations of Net Earnings (Loss) to FFO

Supplemental 3Q 2013

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Reconciliation of net earnings (loss) to FFO				
Net earnings (loss) attributable to common stockholders	$ (7,534)	$ (46,526)	$ 256,365	$ 147,767
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	152,743	185,589	474,559	534,127
Impairment charges on certain real estate properties	-	21,660	-	21,660
Net losses (gains) on non-FFO acquisitions and dispositions	(96,002)	11,096	(204,039)	(151,711)
Reconciling items related to noncontrolling interests	(4,023)	(6,084)	(7,683)	(22,088)
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	51,155	32,686	111,603	95,050
Our share of reconciling items included in earnings from other unconsolidated joint ventures	1,378	2,623	4,344	9,241
Subtotal-NAREIT defined FFO	97,717	201,044	635,149	634,046
Add (deduct) our defined adjustments:				
Unrealized foreign currency and derivative losses (gains), net	(8,082)	5,841	(587)	15,558
Deferred income tax expense (benefit)	1,168	(1,884)	(1,048)	(6,642)
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	(8,267)	890	9,060	(2,328)
FFO, as defined by Prologis	**82,536**	**205,891**	**642,574**	**640,634**
Adjustments to arrive at Core FFO, including our share of unconsolidated entities:				
Net losses (gains) on acquisitions and dispositions of investments in real estate, net of expenses	7,294	(11,575)	(218,928)	(115,468)
Losses (gains) on early extinguishment of debt and redemption of preferred stock, net	114,196	-	173,263	(4,919)
Our share of reconciling items included in earnings from unconsolidated entities	2,869	1,460	1,260	10,380
Impairment charges	-	15,527	-	34,847
Merger, acquisition and other integration expenses	-	20,659	-	52,573
Adjustments to arrive at Core FFO	124,359	26,071	(44,405)	(22,587)
Core FFO	**$ 206,895**	**$ 231,962**	**$ 598,169**	**$ 618,047**
Adjustments to arrive at Core Adjusted FFO ("Core AFFO"), including our share of unconsolidated entities:				
Straight-lined rents and amortization of lease intangibles	(5,167)	(4,217)	(17,957)	(22,210)
Property improvements	(28,790)	(25,938)	(62,396)	(54,107)
Tenant improvements	(26,321)	(22,459)	(74,062)	(68,596)
Leasing commissions	(12,838)	(14,031)	(45,462)	(37,148)
Amortization of management contracts	1,386	1,606	4,394	4,614
Amortization of debt discounts (premiums) and financing costs, net of capitalization	(4,018)	(5,359)	(14,859)	(12,811)
Cash received on net investment hedges	1,733	-	6,044	-
Stock compensation expense	12,120	8,438	39,419	24,605
Core AFFO	**$ 145,000**	**$ 170,002**	**$ 433,290**	**$ 452,394**
Common stock dividends	$ 141,279	$ 129,769	$ 413,115	$ 391,362

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Copyright © 2013 Prologis

Financial Information

EBITDA Reconciliation

Supplemental 3Q 2013

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Reconciliation of net earnings (loss) to Adjusted EBITDA				
Net earnings (loss) attributable to common stockholders	$ (7,534)	$ (46,526)	$ 256,365	$ 147,767
Net gains on acquisitions and dispositions of investments in real estate, net	(86,371)	(8,628)	(505,552)	(298,042)
Depreciation and amortization from continuing operations	158,889	190,148	492,690	547,036
Interest expense from continuing operations	84,885	122,817	292,383	383,369
Losses (gains) on early extinguishment of debt	114,196	-	164,155	(4,919)
Current and deferred income tax expense (benefit) from continuing operations	12,180	(19,983)	84,534	216
Pro forma adjustment (A)	-	-	(29,533)	12,352
Loss (income) attributable to disposal properties and assets held for sale	127	(8,054)	(1,753)	(29,262)
NOI attributable to assets held for sale	-	6,917	-	22,056
Net earnings (loss) attributable to noncontrolling interest	(1,768)	3,323	3,051	6,180
Preferred stock dividends and loss on preferred stock redemption	2,135	10,305	25,364	30,921
Unrealized foreign currency and derivative losses (gains) and stock compensation expense, net (B)	4,038	14,279	41,832	40,163
Impairment charges	-	37,187	-	56,507
Merger, acquisition and other integration expenses	-	20,659	-	52,573
Adjusted EBITDA, prior to our share of unconsolidated entities	**280,777**	**322,444**	**823,536**	**966,917**
Our share of reconciling items from unconsolidated entities:				
Net losses (gains) on dispositions of investments in real estate, net	(675)	357	(8,959)	1,695
Depreciation and amortization	53,122	35,309	122,682	101,284
Interest expense	24,878	22,328	70,083	69,722
Losses on early extinguishment of debt	607	-	1,136	5,999
Impairment of real estate properties and other assets	-	1,563	-	3,146
Current income tax expense	4,199	2,226	10,487	5,467
Unrealized losses (gains) and deferred income tax expense (benefit)	(8,267)	890	9,060	(2,328)
Adjusted EBITDA	**$ 354,641**	**$ 385,117**	**$ 1,028,025**	**$ 1,151,902**

(A) Adjustments during 2013 include the effects of Nippon Prologis REIT, Inc. ("NPR") and Prologis European Logistics Partners Sarl ("PELP") as if we made the first quarter contribution at the beginning of the year (i.e. removing actual NOI recognized and replacing with an estimate of our share of NOI and fees). Adjustments during 2012 include the effects of Prologis North American Industrial Fund II and Prologis California to reflect NOI for the full period.

(B) The nine months ended September 30, 2013 include an adjustment for investment management expense related to the promote earned in the second quarter as the promote revenue is not included in Adjusted EBITDA.

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Financial Information

Pro-rata Balance Sheet Information

(in thousands)

Supplemental 3Q 2013

Pro-rata Balance Sheet Information as of September 30, 2013	Consolidated	Less Non Controlling Interest	Plus PLD Share of Unconsolidated Co-Investment Ventures	PLD Total Share	Investors' Share of Ventures	Total Owned and Managed
Assets:						
Investments in real estate assets:						
Gross operating properties	$ 18,404,897	$ (514,813)	$ 7,038,874	$ 24,928,958	$ 15,970,066	$ 40,899,024
Other real estate	3,195,011	(40,893)	132,829	3,286,947	260,391	3,547,338
Less accumulated depreciation	(2,540,370)	25,539	(470,585)	(2,985,416)	(1,163,725)	(4,149,141)
Net investments in properties	19,059,538	(530,167)	6,701,118	25,230,489	15,066,732	40,297,221
Investments in unconsolidated entities	4,210,305	(69,807)	(4,140,498)	-	69,807	69,807
Other assets	1,519,700	(165,756)	437,108	1,791,052	1,475,773	3,266,825
Total assets	**$ 24,789,543**	**$ (765,730)**	**$ 2,997,728**	**$ 27,021,541**	**$ 16,612,312**	**$ 43,633,853**
Liabilities and Equity:						
Liabilities:						
Debt	$ 9,119,317	$ (209,542)	$ 2,117,010	$ 11,026,785	$ 5,527,264	$ 16,554,049
Other liabilities	1,406,704	(45,759)	880,718	2,241,663	1,293,145	3,534,808
Total liabilities	10,526,021	(255,301)	2,997,728	13,268,448	6,820,409	20,088,857
Equity:						
Stockholders' / partners' equity	13,753,093	-	-	13,753,093	9,791,903	23,544,996
Noncontrolling interests	510,429	(510,429)	-	-	-	-
Total equity	14,263,522	(510,429)	-	13,753,093	9,791,903	23,544,996
Total liabilities and equity	**$ 24,789,543**	**$ (765,730)**	**$ 2,997,728**	**$ 27,021,541**	**$ 16,612,312**	**$ 43,633,853**

On this page and the following page, we present balance sheet and income statement information on a pro-rata basis reflecting our proportionate economic ownership of each entity included in our Total Owned and Managed portfolio.

The consolidated amounts shown are derived from, and prepared on a consistent basis with, our consolidated financial statements. The PLD Share of Unconsolidated Co-Investment Ventures column was derived on an entity-by-entity basis by applying our ownership percentage to each line item to calculate our share of that line item. For purposes of balance sheet data, we used our ownership percentage at the end of the period and for operating information, we used our average ownership percentage for the period, consistent with how we calculate our share of net earnings (loss) during the period. We used a similar calculation to derive the noncontrolling interests' share of each line item. In order to present the Total Owned and Managed portfolio, we added our investors' share of each line item in the unconsolidated co-investment ventures and the noncontrolling interests share of each line item to the PLD Total Share.

10

Copyright © 2013 Prologis

Financial Information

Pro-rata Operating Information

(in thousands) Supplemental 3Q 2013

Plus PLD Share of

Less Non Investors’

Unconsolidated PLD Total Total Owned

Consolidated Controlling Share of

Pro-rata Operating Information for Co-Investment Share and Managed

Interest Ventures

Three Months Ended September 30, 2013 Ventures

Revenues:

Rental income $ 379,312 $ (12,932) $ 138,521 $ 504,901 $ 319,672 $ 824,573

Investment management income 48,322 142 465 48,929 382 49,311

Development management and other income 2,551 58 2,626 5,235 957 6,192

Total revenues 430,185 (12,732) 141,612 559,065 321,011 880,076

Expenses:

Rental expenses 108,912 (2,691) 32,012 138,233 74,615 212,848

Investment management expenses 22,023 — — 22,023 — 22,023

General and administrative expenses 55,034 (1,491) 9,050 62,593 20,708 83,301

Depreciation and amortization 158,889 (3,414) 55,084 210,559 112,406 322,965

Other expenses 6,370 — 5,077 11,447 10,364 21,811

Total expenses 351,228 (7,596) 101,223 444,855 218,093 662,948

Operating income (loss) 78,957 (5,136) 40,389 114,210 102,918 217,128

Our share of co-investment ventures 100,229 — (100,229) — — -

Total reconciling items to Adjusted EBITDA 175,455 (3,748) 59,840 231,547 113,612 345,159

Adjusted EBITDA (A) $ 354,641 $ (8,884) $ — $ 345,757 $ 216,530 $ 562,287

Adjusted EBITDA by segment:

Real Estate Operations NOI $ 266,581 $ (10,183) $ 104,058 $ 360,456 $ 235,650 $ 596,106

Investment management NOI 26,299 142 465 26,906 382 27,288

Our share of co-investment ventures 100,229 — (100,229) — — -

General and administrative and other expenses (38,468) 1,157 (4,294) (41,605) (19,502) (61,107)

Adjusted EBITDA $ 354,641 $ (8,884) $ — $ 345,757 $ 216,530 $ 562,287

Prologis’ Share (in millions)

Real Estate Operations NOI $360.5 (93% of NOI)

Investment Management NOI $26.9 (7% of NOI)

0 $100 $200 $300 $400

(A) See reconciliation of Consolidated Net Earnings to Adjusted EBITDA on page 9.

Copyright © 2013 Prologis

Operations Overview

Operating Portfolio – Square Feet, Occupied and Leased

Supplemental 3Q 2013

(square feet in thousands)

	Region	# of Buildings	Square Feet				Occupied		Leased	
			Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Global Markets										
U.S.										
Atlanta	East	119	15,222	12,568	82.6%	3.6%	87.0%	87.5%	88.2%	88.8%
Baltimore/Washington	East	70	8,266	5,572	67.4%	1.6%	96.0%	95.6%	96.2%	95.9%
Central Valley	Northwest	23	8,968	7,127	79.5%	2.0%	90.3%	91.8%	90.3%	91.8%
Central & Eastern PA	East	28	14,349	12,363	86.2%	3.6%	97.9%	97.5%	97.9%	97.5%
Chicago	Central	220	36,400	28,624	78.6%	8.2%	92.4%	94.2%	92.4%	94.2%
Dallas/Ft. Worth	Central	164	23,633	18,851	79.8%	5.4%	91.1%	91.1%	92.2%	91.6%
Houston	Central	90	10,944	7,399	67.6%	2.1%	98.4%	98.8%	98.6%	99.2%
New Jersey/New York City	East	169	21,896	16,615	75.9%	4.8%	93.3%	91.4%	93.6%	91.9%
San Francisco Bay Area	Northwest	237	19,273	16,413	85.2%	4.7%	92.1%	91.7%	92.3%	91.9%
Seattle	Northwest	77	10,255	5,236	51.1%	1.5%	96.0%	97.2%	96.1%	97.2%
South Florida	East	91	10,679	7,678	71.9%	2.2%	95.9%	94.5%	96.1%	94.5%
Southern California	Southwest	299	56,766	46,056	81.1%	13.2%	97.2%	97.7%	97.2%	97.7%
On Tarmac	Various	31	2,598	2,382	91.7%	0.7%	88.2%	87.2%	88.2%	87.2%
Canada	East	19	6,383	5,080	79.6%	1.5%	95.4%	94.3%	95.4%	94.3%
Mexico	Latin America	189	30,550	17,960	58.8%	5.2%	92.5%	91.8%	92.6%	91.8%
Brazil	Latin America	10	3,479	478	13.7%	0.1%	100.0%	100.0%	100.0%	100.0%
Americas total		**1,836**	**279,661**	**210,402**	**75.2%**	**60.4%**	**94.0%**	**94.0%**	**94.2%**	**94.2%**
Belgium	Northern	9	2,016	1,058	52.5%	0.3%	99.6%	99.3%	99.6%	99.3%
France	Southern	126	29,980	15,276	51.0%	4.4%	91.4%	91.5%	92.2%	92.3%
Germany	Northern	90	18,491	7,819	42.3%	2.2%	97.6%	97.8%	97.7%	97.8%
Netherlands	Northern	53	10,837	4,771	44.0%	1.4%	95.1%	96.0%	95.1%	96.0%
Poland	C.E.E.	97	21,035	9,255	44.0%	2.7%	90.3%	88.6%	90.9%	89.3%
Spain	Southern	26	7,125	3,593	50.4%	1.0%	89.0%	90.8%	89.0%	90.8%
United Kingdom	UK	83	19,116	9,170	48.0%	2.6%	97.5%	97.9%	98.3%	98.8%
Europe total		**484**	**108,600**	**50,942**	**46.9%**	**14.6%**	**93.7%**	**93.6%**	**94.2%**	**94.2%**
China	China	27	5,981	2,762	46.2%	0.8%	97.5%	97.1%	97.5%	97.1%
Japan	Japan	42	22,716	10,030	44.2%	2.9%	94.3%	88.7%	94.6%	89.4%
Singapore	Singapore	5	942	942	100.0%	0.3%	100.0%	100.0%	100.0%	100.0%
Asia total		**74**	**29,639**	**13,734**	**46.3%**	**4.0%**	**95.1%**	**91.2%**	**95.4%**	**91.7%**
Total global markets		**2,394**	**417,900**	**275,078**	**65.8%**	**79.0%**	**94.0%**	**93.8%**	**94.3%**	**94.1%**
Regional markets (A)										
Italy - Europe	Southern	27	8,378	4,791	57.2%	1.4%	85.9%	82.5%	90.2%	86.2%
Denver - Americas	Northwest	32	5,136	4,181	81.4%	1.2%	98.3%	97.9%	98.3%	97.9%
Columbus - Americas	Central	36	9,606	7,641	79.5%	2.2%	95.4%	94.3%	96.3%	95.4%
San Antonio - Americas	Central	50	5,606	4,185	74.7%	1.2%	98.2%	97.6%	99.1%	98.8%
Memphis - Americas	Central	15	5,956	5,402	90.7%	1.5%	98.9%	98.8%	98.9%	98.8%
Czech Republic - Europe	C.E.E.	29	6,825	3,084	45.2%	0.9%	92.1%	89.2%	94.9%	94.2%
Cincinnati - Americas	Central	27	6,663	4,142	62.2%	1.2%	95.4%	95.2%	95.4%	95.2%
Sweden - Europe	Northern	10	3,807	1,877	49.3%	0.5%	100.0%	100.0%	100.0%	100.0%
Orlando - Americas	Central	35	4,360	3,438	78.9%	1.0%	95.6%	94.7%	96.2%	95.5%
Hungary - Europe	C.E.E.	30	5,347	2,425	45.4%	0.7%	84.9%	83.0%	85.9%	83.7%
Remaining other regional (9 markets)	Various	184	29,987	21,183	70.6%	6.1%	94.6%	93.7%	94.9%	94.0%
Regional markets total		**475**	**91,671**	**62,349**	**68.0%**	**17.9%**	**94.2%**	**93.6%**	**95.1%**	**94.5%**
Other markets (9 markets)	Various	**73**	**13,158**	**10,817**	**82.2%**	**3.1%**	**90.6%**	**91.4%**	**91.1%**	**91.8%**
Total operating portfolio - owned and managed		**2,942**	**522,729**	**348,244**	**66.6%**	**100.0%**	**93.9%**	**93.7%**	**94.3%**	**94.1%**

(A) Selected and ordered by Prologis share of NOI ($).

12
Copyright © 2013 Prologis

Operations Overview

Operating Portfolio – NOI and Gross Book Value

(dollars in thousands) Supplemental 3Q 2013

Region Third Quarter NOI Gross Book Value

Total Owned and Prologis Prologis % of Total Total Owned and Prologis Prologis % of Total

Managed Share ($) Share (%) Managed Share ($) Share (%)

Global Markets

U.S.

Atlanta East $9,389 $7,590 80.8% 2.1% $686,335 $528,860 77.1% 2.1%

Baltimore/ Washington East 10,849 7,016 64.7% 2.0% 642,536 401,220 62.4% 1.6%

Central Valley North west 6,664 5,648 84.8% 1.6% 473,883 367,922 77.6% 1.5%

Central & Eastern PA East 11,800 9,553 81.0% 2.7% 870,005 752,755 86.5% 3.0%

Chicago Central 25,424 19,197 75.5% 5.3% 2,171,484 1,657,796 76.3% 6.5%

Dallas/ Ft . Worth Central 13,702 10,328 75.4% 2.9% 1,114,867 832,301 74.7% 3.3%

Houston Central 10,216 6,591 64.5% 1.8% 642,740 379,100 59.0% 1.5%

New Jersey/ New York City East 27,919 19,530 70.0% 5.4% 1,941,771 1,346,161 69.3% 5.3%

San Francisco Bay Area Northwest 27,243 23,054 84.6% 6.4% 1,972,320 1,688,962 85.6% 6.7%

Seattle Northwest 11,690 5,664 48.5% 1.6% 955,772 490,767 51.3% 1.9%

South Florida East 13,275 9,613 72.4% 2.7% 1,042,609 781,204 74.9% 3.1%

Southern California Southwest 61,189 49,777 81.3% 13.9% 5,093,273 4,111,485 80.7% 16.1%

On Tarmac Various 6,979 6,183 88.6% 1.7% 315,595 278,649 88.3% 1.1%

Canada East 7,557 5,759 76.2% 1.6% 620,718 489,998 78.9% 1.9%

Mexico Lat in America 30,242 18,034 59.6% 5.0% 1,837,333 1,026,947 55.9% 4.1%

Brazil Lat in America 8,221 411 5.0% 0.1% 291,697 38,559 13.2% 0.2%

Americas total 282, 359 203, 948 72. 2% 56. 8% 20, 672, 938 15 , 172 ,6 86 73. 4% 59. 9%

Belgium Northern 2,972 1,581 53.2% 0.4% 168,531 89,674 53.2% 0.4%

France Southern 37,240 19,136 51.4% 5.3% 2,483,566 1,269,105 51.1% 4.9%

Germany Northern 29,243 12,313 42.1% 3.4% 1,652,757 690,192 41.8% 2.7%

Netherlands Northern 15,902 7,318 46.0% 2.0% 1,046,988 494,343 47.2% 2.0%

Poland CEE 19,855 8,427 42.4% 2.3% 1,427,399 597,093 41.8% 2.4%

Spain Southern 9,505 5,022 52.8% 1.5% 573,076 298,515 52.1% 1.2%

United Kingdom UK 39,072 19,089 48.9% 5.3% 2,419,386 1,150,025 47.5% 4.5%

Europe total 153, 789 72, 886 47. 4% 20. 2% 9 , 7 7 1, 703 4, 588 ,94 7 47. 0% 18 . 1%

China China 4,730 1,519 32.1% 0.4% 304,937 107,842 35.4% 0.4%

Japan Japan 53,667 19,540 36.4% 5.4% 4,182,054 1,699,922 40.6% 6.7%

Singapore Singapore 2,381 2,381 100.0% 0.7% 145,687 145,687 100.0% 0.6%

Asia total 60, 778 23, 440 38. 6% 6. 5% 4, 632, 678 1, 953, 451 42. 2% 7. 7%

Total global markets 496, 926 300, 274 60. 4% 83. 5% 3 5 ,0 77, 319 2 1, 715 , 0 8 4 6 1. 9% 85. 7%

Regional markets ( A)

Italy—Europe Southern 8,086 4,319 53.4% 1.2% 528,314 305,271 57.8% 1.2%

Denver—Americas North west 4,865 3,963 81.5% 1.1% 291,082 241,267 82.9% 1.0%

Columbus—Americas Central 5,012 3,710 74.0% 1.0% 370,253 285,314 77.1% 1.1%

San Antonio—Americas Central 4,900 3,661 74.7% 1.0% 260,051 185,223 71.2% 0.7%

Memphis—Americas Central 3,691 3,376 91.5% 0.9% 199,008 178,474 89.7% 0.7%

Czech Republic—Europe CEE 7,728 3,356 43.4% 0.9% 504,226 220,849 43.8% 0.9%

Cincinnati—Americas Central 4,871 2,812 57.7% 0.8% 271,196 153,202 56.5% 0.7%

Sweden—Europe Northern 5,954 2,736 46.0% 0.8% 372,754 174,724 46.9% 0.7%

Orlando—Americas Central 3,658 2,683 73.3% 0.8% 279,439 208,995 74.8% 0.8%

Hungary—Europe CEE 5,656 2,470 43.7% 0.7% 376,588 161,615 42.9% 0.6%

Remaining other regional (9 markets) Various 24,155 15,689 65.0% 4.4% 1,521,393 986,237 64.8% 3.9%

Regional markets total 78, 576 48, 775 62. 1% 13 . 6% 4 , 974, 304 3, 10 1, 17 1 62. 3% 12 . 3%

Other markets ( 9 markets) Various 12 ,126 9, 980 82. 3% 2. 9% 6 9 1, 273 517 , 7 6 8 74. 9% 2. 0%

Total operating portfolio—owned and managed $ 587, 628 $359, 029 61. 1% 100. 0% $40, 742, 896 $25, 334 ,0 23 62. 2% 100. 0%

13 (A) Selected and ordered by Prologis share of NOI ($).

Copyright © 2013 Prologis

Operations Overview

Operating Portfolio – Summary by Division

(square feet and dollars in thousands) Supplemental 3Q 2013

# o f B uildings Square F eet Occupied Leased

Total Owned Prologis Prologis % of Total Total Owned Prologis Total Owned Prologis

and M anaged Share Share (%) and M anaged Share and M anaged Share

C o nso lidated

Americas 1,532 240,890 240,890 100.0% 69.2% 94.1% 94.1% 94.3% 94.3%

Europe 70 14,790 14,790 100.0% 4.2% 89.0% 89.0% 90.1% 90.1%

Asia 37 10,906 10,906 100.0% 3.2% 89.3% 89.3% 89.9% 89.9%

T o tal o perating po rtfo lio —co nso lidated 1,639 266,586 266,586 100.0% 76.6% 93 .6% 93.6% 93 .9% 93.9%

Unco nso lidated

Americas 734 113,346 27,296 24.1% 7.8% 94.3% 94.2% 94.6% 94.5%

Europe 532 124,064 51,534 41.5% 14.8% 93.6% 93.5% 94.4% 94.5%

Asia 37 18,733 2,828 15.1% 0.8% 98.5% 98.5% 98.6% 98.6%

T o tal o perating po rtfo lio —unco nso lidated 1,303 256,143 81,658 31.9% 23.4% 94 .3% 93.9% 94 .8% 94.6%

T o tal

Americas 2,266 354,236 268,186 75.7% 77.0% 94.2% 94.1% 94.4% 94.3%

Europe 602 138,854 66,324 47.8% 19.0% 93.1% 92.5% 94.0% 93.5%

Asia 74 29,639 13,734 46.3% 4.0% 95.1% 91.2% 95.4% 91.7%

T o tal o perating po rtfo lio —o wned and managed 2,942 522,729 348,244 66.6% 100.0% 93 .9% 93.7% 94 .3% 94.1%

Value added properties—consolidated 11 1,956 1,956 100.0% 44.0% 44.0% 44.0% 44.0%

Value added properties—unconsolidated 5 1,426 552 38.7% 48.6% 47.9% 48.6% 47.9%

T o tal o wned and managed 2,958 526,111 350,752 66.7% 93 .6% 93.3% 94 .0% 93.7%

T hird Quarter N OI Gro ss B o o k Value

Total Owned Prologis Prologis % of Total Total Owned Prologis Prologis % of Total

and M anaged Share ($ ) Share (%) and M anaged Share ($ ) Share (%)

C o nso lidated

Americas $ 217,965 $ 217,965 100.0% 60.7% $ 15,651,565 $ 15,651,565 100.0% 61.8%

Europe 18,685 18,685 100.0% 5.2% 1,196,304 1,196,304 100.0% 4.7%

Asia 16,794 16,794 100.0% 4.7% 1,476,517 1,476,517 100.0% 5.8%

T o tal o perating po rtfo lio—co nso lidated $ 253,444 $ 253,444 100.0% 70.6% $ 18,324,386 $ 18,324,386 100.0% 72 ..3%

Unco nso lidated

Americas $ 120,980 $ 28,298 23.4% 7.9% $ 8,514,708 $ 2,081,120 24.4% 8.2%

Europe 169,220 70,641 41.7% 19.7% 10,747,641 4,451,583 41.4% 17.6%

Asia 43,984 6,646 15.1% 1.8% 3,156,161 476,934 15.1% 1.9%

T o tal o perating po rtfo lio—unco nso lidated $ 334,184 $ 105,585 31.6% 29.4% $ 22,418,510 $ 7,009,637 31.3% 27 .7%

T o tal

Americas $ 338,945 $ 246,263 72.7% 68.6% $ 24,166,273 $ 17,732,685 73.4% 70.0%

Europe 187,905 89,326 47.5% 24.9% 11,943,945 5,647,887 47.3% 22.3%

Asia 60,778 23,440 38.6% 6.5% 4,632,678 1,953,451 42.2% 7.7%

T o tal o perating po rtfo lio—o wned and managed $ 587,628 $ 359,029 61.1% 100.0% $ 40,742,896 $ 25,334,023 62.2% 100 .0%

Value added properties—consolidated 340 340 100.0% 80,511 80,511 100.0%

Value added properties—unconsolidated 888 406 45.7% 75,617 29,237 38.7%

T o tal o wned and managed $ 588,856 $ 359,775 61.1% $ 40,899,024 $ 25,443,771 62.2%

14 Copyright © 2013 Prologis

Operations Overview

Operating Metrics – Owned and Managed

Supplemental 3Q 2013

(square feet and dollars in thousands)

Period Ending Occupancy by Division


100%
95%
90%
85%
94.2%
93.8%
93.7%
94.2%
Q4 2012 Q1 2013 Q2 2013 Q3 2013
Americas
93.0%
92.9%
93.1%
93.1%
Q4 2012 Q1 2013 Q2 2013 Q3 2013
Europe
96.9%
97.1%
96.4%
95.1%
Q4 2012 Q1 2013 Q2 2013 Q3 2013
Asia
94.0%
93.7%
93.7%
93.9%
Q4 2012 Q1 2013 Q2 2013 Q3 2013
Total

Leasing Activity

	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Square feet of leases signed:				
Properties under development	3,772	3,787	2,389	5,253
Operating portfolio:				
New leases	11,571	9,688	9,713	7,483
Renewals	25,118	22,374	24,148	23,355
Square feet of leases signed in the operating portfolio	36,689	32,062	33,861	30,838
Total square feet of leases signed	40,461	35,849	36,250	36,091
Average term of leases signed (months)	44	45	49	59
Net effective rent change on rollover	(2.1%)	2.0%	4.0%	6.1%

Weighted Average Customer Retention


90%
80%
70%
60%
87.3%
78.0%
84.6%
80.8%
Q4 2012 Q1 2013 Q2 2013 Q3 2013

Turnover Costs (per square foot) (A) - Value of Lease (%)


$1.70
$1.55
$1.40
$1.25
10%
6%
2%
-2%
8.8%
8.7%
7.8%
6.9%
$1.36
$1.38
$1.41
$1.48
Q4 2012 Q1 2013 Q2 2013 Q3 2013

Net Effective Rent Change on Rollover


8.0%
4.0%
0.0%
-4.0%
(2.1%)
2.0%
4.0%
6.1%
Q4 2012 Q1 2013 Q2 2013 Q3 2013

(A) Turnover costs per foot represent expected costs based on the leases signed during the quarter.

15

Copyright © 2013 Prologis

Supplemental 3Q 2013

Operations Overview

Operating Metrics – Owned and Managed

(square feet and dollars in thousands)

Capital Expenditures Incurred

	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Property improvements	$ 47,517	$ 18,264	$ 25,046	$ 35,668
$ per square foot	*$ 0.09*	*$ 0.03*	*$ 0.05*	*$ 0.07*
Tenant improvements	36,715	27,241	34,915	32,213
Leasing commissions	25,166	18,344	26,827	17,992
Total turnover costs (B)	61,881	45,585	61,742	50,205
Total capital expenditures	$ 109,398	$ 63,849	$ 86,788	$ 85,873
Trailing four quarters - % of gross NOI	13.9%	14.0%	14.8%	14.9%
Weighted average ownership percent	75.4%	75.3%	75.9%	79.1%
Prologis share	$ 82,488	$ 48,076	$ 65,895	$ 67,949

Same Store Information (A)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Square feet of population	501,957	510,295	508,242	494,941
Percentage change:				
Rental income	1.8%	2.7%	1.4%	1.9%
Rental expenses	6.8%	9.1%	3.5%	3.2%
Net operating income - GAAP	0.1%	0.3%	0.7%	1.4%
Net operating income - adjusted cash	0.8%	1.8%	(0.4%)	1.8%
Average occupancy	2.1%	1.6%	1.9%	0.9%

Property Improvements by Square Foot (trailing four quarters)


$0.08
$0.06
$0.04
$0.02
$0.06
$0.06
$0.06
$0.06
Q4 2012
Q1 2013
Q2 2013
Q3 2013

(A) See the Notes and Definitions for further explanations.
(B) Turnover costs represent costs incurred during the quarter.

16
Copyright © 2013 Prologis

Operations Overview

Customer Information – Owned and Managed

Supplemental 3Q 2013

(square feet and dollars in thousands)

Top Customers

		% of Annual Base Rent	Total Square Feet
1	DHL	1.9%	12,378
2	CEVA Logistics	1.3%	6,606
3	Kuehne + Nagel	1.3%	5,928
4	Amazon.com, Inc.	0.9%	4,059
5	Geodis	0.9%	5,571
6	Home Depot, Inc.	0.9%	4,177
7	Hitachi Ltd	0.8%	2,147
8	FedEx Corporation	0.8%	2,282
9	United States Government	0.8%	1,483
10	Panasonic Co., Ltd.	0.7%	2,137
Top 10 Customers		10.3%	46,768
11	PepsiCo	0.7%	4,883
12	Tesco PLC	0.7%	2,693
13	Panalpina, Inc.	0.6%	2,457
14	Wal-Mart Stores, Inc.	0.5%	3,135
15	Nippon Express Group	0.5%	1,348
16	ND Logistics	0.5%	2,375
17	Bayerische Motoren Werke Ag (BMW)	0.5%	2,243
18	Ingram Mico	0.4%	3,001
19	LG Electronics, Inc.	0.4%	2,540
20	National Distribution Centers LP	0.4%	3,361
21	DB Schenker	0.4%	2,397
22	UPS SCS (United Parcel Service Inc.)	0.4%	2,058
23	Con-Way (MenLo)	0.4%	2,450
24	Sagawa Express	0.4%	1,149
25	La Poste	0.4%	1,278
Top 25 Customers		17.5%	84,136

Lease Expirations - Operating Portfolio - Owned and Managed

Year	Annual Base Rent	Percentage of Total	Occupied Square Feet	Percentage of Total
Month to month customers	$ 37,419	1.4%	10,646	2.2%
2013	60,282	2.2%	12,220	2.5%
2014	446,723	16.3%	83,531	17.0%
2015	493,964	18.0%	92,994	18.9%
2016	441,271	16.1%	83,477	17.0%
2017	373,649	13.6%	65,409	13.3%
Thereafter	890,223	32.4%	142,706	29.1%
Total	$ 2,743,531	100%	490,983	100%

Lease Expirations - Operating Portfolio - Prologis Share

Year	Annual Base Rent	Percentage of Total	Occupied Square Feet	Percentage of Total
Month to month customers	$ 24,191	1.4%	7,517	2.3%
2013	43,041	2.4%	8,704	2.7%
2014	280,061	16.0%	54,382	16.7%
2015	316,734	18.1%	62,047	19.0%
2016	288,632	16.5%	56,869	17.4%
2017	243,106	13.9%	44,408	13.6%
Thereafter	554,234	31.7%	92,305	28.3%
Total	$ 1,749,999	100%	326,232	100%

17

Copyright © 2013 Prologis

Capital Deployment

Overview – Owned and Managed

Building Acquisitions and Equity Investments(in millions)

$1,600 $1,322

$1,200

$800 $512

$400 $276

$34

$-

Q4 2012 Q1 2013 Q2 2013 Q3 2013

Third Party Building Acquisitions

Equity Invested in Co -Investment Ventures

Value Creation from Development Stabilizations (in millions)

$200 $190

$160

$120

$80 $78

$40 $19 $15

$-

Q4 2012 Q1 2013 Q2 2013 Q3 2013

Americas Europe Asia

Supplemental 3Q 2013

Development Starts (TEI) (in millions)

$2,000 $1,553 $1,600 $1,192 $1,200 $1,017 $759 $800

$400 $314

$-

2009 2010 2011 2012 YTD 2013

Americas Europe Asia

Land Activity (in millions)

$200

$100

$-

$(100)

($27) ($89) ($43)

$(200)

$(300)

($114)

Q4 2012 Q1 2013 Q2 2013 Q3 2013

Acquisitions (A) Dispositions

Development Starts Foreign currency and other

(A) Includes acquisitions and infrastructure costs.

Copyright © 2013 Prologis

Capital Deployment

Dispositions and Contributions

Supplemental 3Q 2013

(square feet and dollars in thousands)

	Q3 2013					YTD 2013				
	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)
Third Party Building Dispositions										
Americas										
Prologis wholly owned	2,816	2,816	$129,709	$129,709	100.0%	3,162	3,162	$157,161	$157,161	100.0%
Prologis AMS (B)	-	-	-	-	-	229	88	20,600	7,929	38.5%
Prologis Institutional Alliance Fund II (B) (C)	-	-	-	-	-	1,012	285	84,993	23,955	28.2%
Prologis Targeted U.S. Logistics Fund	-	-	-	-	-	104	25	28,003	6,688	23.9%
Prologis North American Industrial Fund	520	120	22,408	5,167	23.1%	738	170	29,458	6,793	23.1%
North American Industrial Fund III (D)	9,511	1,902	427,500	85,500	20.0%	9,511	1,902	427,500	85,500	20.0%
Total Americas	**12,847**	**4,838**	**579,617**	**220,376**	**38.0%**	**14,756**	**5,632**	**747,715**	**288,026**	**38.5%**
Europe										
Prologis wholly owned	-	-	-	-	-	301	301	30,941	30,941	100.0%
Total Europe	**-**	**-**	**-**	**-**	**-**	**301**	**301**	**30,941**	**30,941**	**100.0%**
Asia										
Prologis wholly owned	98	98	7,848	7,848	100.0%	98	98	7,848	7,848	100.0%
Prologis Japan Fund 1 (E)	-	-	-	-	-	1,094	219	222,157	44,431	20.0%
Total Asia	**98**	**98**	**7,848**	**7,848**	**100.0%**	**1,192**	**317**	**230,005**	**52,279**	**22.7%**
Total Third Party Building Dispositions	**12,945**	**4,936**	**$587,465**	**$228,224**	**38.8%**	**16,249**	**6,250**	**$1,008,661**	**$371,246**	**36.8%**
Building Contributions and Dispositions to Co-Investment Ventures										
Americas										
Prologis Mexico Fondo Logistico (B)	-	-	$ -	$ -	-	745	745	$49,429	$39,543	80.0%
Brazil Fund and joint ventures	239	60	25,252	6,313	25.0%	1,062	266	122,635	30,659	25.0%
Total Americas	**239**	**60**	**25,252**	**6,313**	**25.0%**	**1,807**	**1,011**	**172,064**	**70,202**	**40.8%**
Europe										
Prologis Targeted Europe Logistics Fund	-	-	-	-	-	571	571	39,722	26,872	67.7%
Prologis European Properties Fund II	2,302	2,302	154,898	102,387	66.1%	2,302	2,302	154,898	102,387	66.1%
Prologis European Logistics Partners	-	-	-	-	-	48,743	48,743	3,074,924	1,537,462	50.0%
Total Europe	**2,302**	**2,302**	**154,898**	**102,387**	**66.1%**	**51,616**	**51,616**	**3,269,544**	**1,666,721**	**51.0%**
Asia										
Nippon Prologis REIT	-	-	-	-	-	10,597	10,597	2,095,442	1,781,126	85.0%
Total Asia	**-**	**-**	**-**	**-**	**-**	**10,597**	**10,597**	**2,095,442**	**1,781,126**	**85.0%**
Total Contributions and Dispositions to Co-Investment Ventures	**2,541**	**2,362**	**$180,150**	**$108,700**	**60.3%**	**64,020**	**63,224**	**$5,537,050**	**$3,518,049**	**63.5%**
Total Building Dispositions and Contributions	**15,486**	**7,298**	**$767,615**	**$336,924**	**43.9%**	**80,269**	**69,474**	**$6,545,711**	**$3,889,295**	**59.4%**
Land dispositions			24,157	24,157	100.0%			87,112	87,112	100.0%
Other real estate dispositions			-	-	-			3,856	3,316	86.0%
Grand Total Dispositions and Contributions			**$791,772**	**$361,081**	**45.6%**			**$6,636,679**	**$3,979,723**	**60.0%**
Weighted average stabilized cap rate on building dispositions and contributions				**7.1%**					**6.6%**	

(A) Prologis share reflects our effective ownership. For contributions, this amount reflects net cash proceeds to Prologis (net of units received for partial consideration).
(B) This is a consolidated co-investment venture.
(C) During the second quarter of 2013, Prologis acquired the noncontrolling interest in this venture. As of September 30, 2013, all remaining assets and liabilities are wholly owned.
(D) In connection with the dissolution of this co-investment venture in August 2013, we acquired the remaining properties of this venture.
(E) In connection with the wind down of this co-investment venture in June 2013, all the properties owned by this co-investment venture were acquired by Prologis or NPR.

19
Copyright © 2013 Prologis

Capital Deployment

Third Party Building Acquisitions and Equity Invested in Co-Investment Ventures

Supplemental 3Q 2013

(square feet and dollars in thousands)

	Q3 2013					YTD 2013				
	Square Feet	Prologis Share of Square Feet	Acquisition Cost	Prologis Share of Acquisition Cost ($)	Prologis Share of Acquisition Cost (%) (A)	Square Feet	Prologis Share of Square Feet	Acquisition Cost	Prologis Share of Acquisition Cost ($)	Prologis Share of Acquisition Cost (%) (A)
Third Party Building Acquisitions										
Americas										
Prologis wholly owned	-	-	$ -	$ -	-	1,134	1,134	$ 53,291	$ 53,291	100.0%
Prologis Targeted U.S. Logistics Fund	2,605	701	175,224	47,307	27.0%	3,494	913	216,608	57,189	26.4%
Total Americas	**2,605**	**701**	**175,224**	**47,307**	**27.0%**	**4,628**	**2,047**	**269,899**	**110,480**	**40.9%**
Europe										
Prologis Targeted Europe Logistics Fund	72	36	6,915	3,404	49.2%	72	36	6,915	3,404	49.2%
Prologis European Properties Fund II	-	-	-	-	-	268	84	21,299	6,676	31.3%
Prologis European Logistics Partners	2,584	1,293	383,379	191,689	50.0%	2,584	1,293	383,379	191,689	50.0%
Total Europe	**2,656**	**1,329**	**390,294**	**195,093**	**50.0%**	**2,924**	**1,413**	**411,593**	**201,769**	**49.0%**
Asia	-	-	-	-	-	-	-	-	-	-
Total Third Party Building Acquisitions	**5,261**	**2,030**	**$ 565,518**	**$ 242,400**	**42.9%**	**7,552**	**3,460**	**$ 681,492**	**$ 312,249**	**45.8%**
Weighted average stabilized cap rate				**6.0%**					**6.3%**	

	Q3 2013			YTD 2013		
	Ownership Before	Ownership After (B)	Total Equity Invested	Ownership Before	Ownership After (B)	Total Equity Invested
Equity Invested in Co-Investment Ventures						
Prologis Institutional Alliance Fund II (C)			$ -	28.2%	100.0%	$ 274,326
Prologis North American Industrial Fund III	20.0%	100.0%	423,781	20.0%	100.0%	423,781
Prologis Targeted U.S. Logistics Fund	23.9%	27.0%	100,000	23.9%	27.0%	100,000
Prologis Targeted Europe Logistics Fund	38.8%	49.2%	143,900	32.4%	49.2%	209,465
Prologis European Properties Fund II	33.1%	33.9%	88,600	29.7%	33.9%	178,574
Total Equity Invested in Co-Investment Ventures			**$ 756,281**			**$ 1,186,146**

(A) Prologis share reflects our effective ownership.
(B) May include the impact of other equity investments by our partners.
(C) This was a consolidated co-investment venture before we acquired our partners' interest in the second quarter of 2013.

20
Copyright © 2013 Prologis

Capital Deployment

Development Starts

Supplemental 3Q 2013

(in thousands, except percent)

	Total Q3 2013						YTD 2013					
	Square Feet	Prologis Share Square Feet	Total Expected Investment	Prologis Share Total Expected Investment	Leased % at Start	Prologis Share Leased % at Start	Square Feet	Prologis Share Square Feet	Total Expected Investment	Prologis Share Total Expected Investment	Leased % at Start	Prologis Share Leased % at Start
Americas												
Consolidated	3,370	3,370	$190,093	$190,093	64.8%	64.8%	7,659	7,659	$418,004	$418,004	70.5%	70.5%
Brazil Fund and joint ventures	-	-	-	-	-	-	1,197	299	126,870	31,718	0.0%	0.0%
Total Americas	**3,370**	**3,370**	**190,093**	**190,093**	**64.8%**	**64.8%**	**8,856**	**7,958**	**544,874**	**449,722**	**61.0%**	**67.9%**
Europe												
Consolidated	2,373	2,373	267,021	267,021	67.4%	67.4%	2,946	2,946	302,325	302,325	73.8%	73.8%
Prologis European Properties Fund II	-	-	-	-	-	-	120	40	9,207	3,047	100.0%	100.0%
Total Europe	**2,373**	**2,373**	**267,021**	**267,021**	**67.4%**	**67.4%**	**3,066**	**2,986**	**311,532**	**305,372**	**74.8%**	**74.1%**
Asia												
Consolidated	-	-	-	-	-	-	1,284	1,284	207,658	207,658	0.0%	0.0%
Prologis China Logistics Venture I	729	108	36,598	5,489	0.0%	0.0%	2,491	372	128,143	19,221	18.1%	18.2%
Total Asia	**729**	**108**	**36,598**	**5,489**	**0.0%**	**0.0%**	**3,775**	**1,656**	**335,801**	**226,879**	**12.0%**	**4.1%**
Total	**6,472**	**5,851**	**$493,712**	**$462,603**	**58.5%**	**64.7%**	**15,697**	**12,600**	**$1,192,207**	**$981,973**	**51.9%**	**61.0%**

	Total Q3 2013	YTD 2013
Weighted average estimated stabilized yield	7.3%	7.5%
Pro forma NOI	$36,019	$89,850
Weighted average estimated cap rate at stabilization	6.0%	6.4%
Estimated value creation (A)	$93,784	$215,818
Estimated development margin	19.0%	18.1%
Prologis share of value creation on development starts (A)	95.7%	79.3%
Prologis share of value creation on development starts (A)	$89,779	$171,157
% BTS (based on PLD share)	64.7%	48.3%

(A) Value Creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

21

Copyright © 2013 Prologis

Capital Deployment

Value Creation from Development Stabilization

(in thousands, except percent)

Supplemental 3Q 2013

	Q3 2013				YTD 2013			
	Square Feet	Prologis Share of Square Feet	Total Expected Investment	Prologis Share of Total Expected	Square Feet	Prologis Share of Square Feet	Total Expected Investment	Prologis Share of Total Expected
Americas								
Consolidated	356	356	$27,772	$27,772	3,116	3,116	$186,415	$186,415
Prologis Targeted U.S. Logistics Fund	272	73	29,730	8,026	272	73	29,730	8,026
Brazil Fund and joint ventures	914	229	88,938	22,235	1,329	333	126,386	31,597
Total Americas	1,542	658	146,440	58,033	4,717	3,522	342,531	226,038
Europe								
Consolidated	756	756	45,987	45,987	1,564	1,564	110,021	110,021
Total Europe	756	756	45,987	45,987	1,564	1,564	110,021	110,021
Asia								
Consolidated	2,423	2,423	307,770	307,770	3,565	3,565	434,461	434,461
Total Asia	2,423	2,423	307,770	307,770	3,565	3,565	434,461	434,461
Total	**4,721**	**3,837**	**$500,197**	**$411,790**	**9,846**	**8,651**	**$887,013**	**$770,520**
Weighted average estimated stabilized yield			8.5%				7.4%	
Pro forma NOI			$42,501				$71,705	
Weighted average estimated cap rate at stabilization			6.1%				6.7%	
Estimated value creation (A)			$190,152				$282,823	
Estimated development margin			38.0%				31.9%	
Prologis share of estimated value creation (A)			86.7%				87.4%	
Prologis share of estimated value creation (A)			$164,888				$247,194	

(A) Value Creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

22

Copyright © 2013 Prologis

Capital Deployment

Development Portfolio

Supplemental 3Q 2013

(in thousands, except percent)

	Pre-Stabilized Developments		Under Development: 2013 Expected Completion		Under Development: 2014 and thereafter Expected Completion		Under Development: Total Under Development		Total Development Portfolio			
	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	TEI $	Prologis share of TEI $	% of Total	Leased %
Consolidated												
U.S.												
Central	936	$42,755	282	$ 15,636	1,369	$58,012	1,651	$73,648	$ 116,403	$ 116,403	5.9%	60.1%
East	493	25,453	147	13,156	2,012	209,202	2,159	222,358	247,811	247,811	12.4%	42.6%
Northwest	1,258	133,486	-	-	-	-	-	-	133,486	133,486	6.7%	80.9%
Southwest	800	48,324	-	-	751	58,633	751	58,633	106,957	106,957	5.4%	21.0%
U.S. Total	3,487	250,018	429	28,792	4,132	325,847	4,561	354,639	604,657	604,657	30.4%	50.0%
Canada	-	-	-	-	910	104,882	910	104,882	104,882	104,882	5.3%	0.0%
Latin America	989	60,141	-	-	619	40,391	619	40,391	100,532	100,532	5.0%	37.8%
Americas total	**4,476**	**310,159**	**429**	**28,792**	**5,661**	**471,120**	**6,090**	**499,912**	**810,071**	**810,071**	**40.7%**	**43.9%**
Europe												
Southern Europe	-	-	-	-	270	25,688	270	25,688	25,688	25,688	1.3%	100.0%
Central Europe	-	-	573	36,375	-	-	573	36,375	36,375	36,375	1.8%	100.0%
United Kingdom	-	-	367	41,192	1,866	226,226	2,233	267,418	267,418	267,418	13.4%	76.0%
Europe total	**-**	**-**	**940**	**77,567**	**2,136**	**251,914**	**3,076**	**329,481**	**329,481**	**329,481**	**16.5%**	**82.6%**
Asia												
Japan	425	68,071	1,162	141,000	2,023	301,866	3,185	442,866	510,937	510,937	25.6%	54.4%
China	131	5,665	-	-	-	-	-	-	5,665	5,665	0.3%	0.0%
Asia total	**556**	**73,736**	**1,162**	**141,000**	**2,023**	**301,866**	**3,185**	**442,866**	**516,602**	**516,602**	**25.9%**	**52.5%**
Total global markets	**5,032**	**383,895**	**2,531**	**247,359**	**9,820**	**1,024,900**	**12,351**	**1,272,259**	**1,656,154**	**1,656,154**	**83.1%**	**52.6%**
Regional and other markets												
Americas	1,253	52,572	-	-	2,506	101,008	2,506	101,008	153,580	153,580	7.7%	87.1%
Europe	-	-	-	-	239	15,109	239	15,109	15,109	15,109	0.8%	0.0%
Total regional and other markets	**1,253**	**52,572**	**-**	**-**	**2,745**	**116,117**	**2,745**	**116,117**	**168,689**	**168,689**	**8.5%**	**81.9%**
Total consolidated development portfolio	**6,285**	**436,467**	**2,531**	**247,359**	**12,565**	**1,141,017**	**15,096**	**1,388,376**	**1,824,843**	**1,824,843**	**91.6%**	**58.1%**
Unconsolidated												
Brazil Fund and joint ventures	356	30,152	1,141	117,795	621	60,597	1,762	178,392	208,544	104,272	5.2%	26.6%
Prologis Targeted Europe Logistics Fund	266	32,953	-	-	-	-	-	-	32,953	16,219	0.8%	41.2%
Prologis European Properties Fund II	-	-	-	-	120	10,182	120	10,182	10,182	3,453	0.2%	100.0%
Prologis European Logistics Partners	-	-	-	-	262	18,625	262	18,625	18,625	9,313	0.5%	100.0%
Prologis China Logistics Venture I	-	-	1,049	60,554	3,118	168,733	4,167	229,287	229,287	34,393	1.7%	18.5%
Total unconsolidated development portfolio	622	63,105	2,190	178,349	4,121	258,137	6,311	436,486	499,591	167,650	8.4%	**26.3%**
Total development portfolio - owned & managed	**6,907**	**$499,572**	**4,721**	**$ 425,708**	**16,686**	**$1,399,154**	**21,407**	**$1,824,862**	**$ 2,324,434**	**$ 1,992,493**	**100.0%**	**50.3%**
Total development portfolio - Prologis share	6,594	$ 467,763	3,259	$ 315,340	13,515	$ 1,209,390	16,774	$ 1,524,730	$ 1,992,493			**55.8%**
Total development portfolio - Prologis share (%)	95.5%	93.6%	69.0%	74.1%	81.0%	86.4%	78.4%	83.6%	85.7%			
Cost to complete		$ 48,376		$ 85,325		$ 787,991		$ 873,316	$ 921,692			
Prologis share of cost to complete		$ 43,887		$ 55,677		$ 660,675		$ 716,352	$ 760,239			
Percent build to suit (based on Prologis share)		45.9%		79.6%		31.9%		41.8%	42.8%			
Leased percent		45.7%		81.8%		43.3%		51.8%	50.3%			
Weighted average estimated stabilized yield												
Americas		8.2%		9.8%		7.0%		7.5%	7.8%			
Europe		5.4%		8.2%		7.4%		7.6%	7.4%			
Asia		7.2%		7.8%		7.1%		7.3%	7.3%			
Total		7.9%		8.5%		7.4%		7.5%	7.6%			
Pro forma NOI									$ 175,695			
Weighted average estimated cap rate at stabilization									6.3%			
Estimated value creation (A)									$ 454,368			
Estimated development margin									19.5%			
Prologis share of estimated value creation (A)									$ 395,404			
Prologis share of estimated value creation (A)									87.0%			

(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

23

Copyright © 2013 Prologis

Capital Deployment

Land Portfolio – Owned and Managed

Supplemental 3Q 2013

(square feet and dollars in thousands)

Land by Market	Region	Acres: Total Owned & Managed	Acres: Prologis Share	Acres: Prologis Share (%)	Acres: Estimated Build Out Potential (sq ft) (A)	Current Book Value: Total Owned & Managed	Current Book Value: Prologis Share ($)	Current Book Value: Prologis Share (%)	Current Book Value: % of Total
Global markets									
U.S.									
Atlanta	East	613	613	100.0%	8,655	$ 26,324	$ 26,324	100.0%	1.6%
Baltimore/Washington	East	119	119	100.0%	1,469	18,349	18,349	100.0%	1.1%
Central Valley	Northwest	1,156	1,156	100.0%	20,760	41,088	41,088	100.0%	2.5%
Central & Eastern PA	East	311	311	100.0%	3,984	31,215	31,215	100.0%	1.9%
Chicago	Central	518	518	100.0%	9,661	36,000	36,000	100.0%	2.1%
Dallas/Ft. Worth	Central	429	429	100.0%	7,354	30,879	30,879	100.0%	1.8%
Houston	Central	80	80	100.0%	1,198	9,038	9,038	100.0%	0.5%
New Jersey/New York City	East	261	261	100.0%	3,806	109,762	109,762	100.0%	6.5%
South Florida	East	341	341	100.0%	5,794	149,198	149,198	100.0%	9.0%
Southern California	Southwest	744	744	100.0%	14,810	160,644	160,644	100.0%	9.6%
Canada	Canada	179	179	100.0%	3,435	55,830	55,830	100.0%	3.3%
Mexico	Mexico	827	827	100.0%	15,469	161,681	161,681	100.0%	9.6%
Brazil	Brazil	269	135	50.0%	3,872	60,463	30,232	50.0%	1.8%
Americas total		**5,847**	**5,713**	**97.7%**	**100,267**	**890,471**	**860,240**	**96.6%**	**51.3%**
Belgium	Northern	27	27	100.0%	526	10,521	10,521	100.0%	0.6%
France	Southern	491	491	100.0%	8,844	81,830	81,830	100.0%	4.9%
Germany	Northern	104	104	100.0%	2,230	22,122	22,122	100.0%	1.3%
Netherlands	Northern	68	68	100.0%	1,823	71,199	71,199	100.0%	4.2%
Poland	C.E.E.	729	729	100.0%	13,442	92,437	92,437	100.0%	5.5%
Spain	Southern	100	100	100.0%	2,021	16,508	16,508	100.0%	1.0%
United Kingdom	UK	835	835	100.0%	11,466	184,193	184,193	100.0%	11.0%
Europe total		**2,354**	**2,354**	**100.0%**	**40,352**	**478,810**	**478,810**	**100.0%**	**28.5%**
China	China	132	36	27.3%	4,414	39,628	13,341	33.7%	0.8%
Japan	Japan	83	83	100.0%	3,617	68,432	68,432	100.0%	4.1%
Asia total		**215**	**119**	**55.3%**	**8,031**	**108,060**	**81,773**	**75.7%**	**4.9%**
Total global markets		**8,416**	**8,186**	**97.3%**	**148,650**	**1,477,341**	**1,420,823**	**96.2%**	**84.7%**
Regional markets (B)									
Hungary - Europe	C.E.E.	338	338	100.0%	5,686	39,471	39,471	100.0%	2.3%
Czech Republic - Europe	C.E.E.	234	234	100.0%	3,823	39,134	39,134	100.0%	2.3%
Italy - Europe	Southern	107	107	100.0%	2,451	33,341	33,341	100.0%	2.0%
Central Florida - Americas	East	137	137	100.0%	1,999	28,786	28,786	100.0%	1.7%
Slovakia - Europe	C.E.E.	95	95	100.0%	2,093	17,248	17,248	100.0%	1.0%
Denver - Americas	Northwest	68	68	100.0%	1,231	9,376	9,376	100.0%	0.6%
Las Vegas - Americas	Southwest	75	75	100.0%	1,617	7,754	7,754	100.0%	0.5%
Memphis - Americas	Central	165	165	100.0%	2,859	6,877	6,877	100.0%	0.4%
Columbus - Americas	Central	142	142	100.0%	2,306	4,571	4,571	100.0%	0.3%
Phoenix - Americas	Southwest	42	42	100.0%	707	3,944	3,944	100.0%	0.2%
Portland - Americas	Northwest	23	23	100.0%	389	2,645	2,645	100.0%	0.2%
Indianapolis - Americas	Central	39	39	100.0%	655	1,973	1,973	100.0%	0.1%
Cincinnati - Americas	Central	15	15	100.0%	216	1,515	1,515	100.0%	0.1%
Charlotte - Americas	East	20	20	100.0%	308	1,389	1,389	100.0%	0.1%
Total regional markets		**1,500**	**1,500**	**100.0%**	**26,340**	**198,024**	**198,024**	**100.0%**	**11.8%**
Total other markets (7 markets)	Various	**684**	**684**	**100.0%**	**11,390**	**59,079**	**59,079**	**100.0%**	**3.5%**
Total land portfolio - owned and managed		**10,600**	**10,370**	**97.8%**	**186,380**	**$ 1,734,444**	**$ 1,677,926**	**96.7%**	**100.0%**
Original Cost Basis						**$ 2,781,029**	**$ 2,724,926**		

(A) Represents estimated finished square feet available for rent upon completion of an industrial building on existing parcels of land.
(B) Ordered by our share of current book value.

24

Copyright © 2013 Prologis

Capital Deployment

Land Portfolio – Summary and Roll Forward

(dollars in thousands) Supplemental 3Q 2013

Investment at

Land Portfolio Summary Acres % of Total September 30, 2013 % of Total

Americas

Consolidated 6,869 64.8% $ 936,191 54.0%

Brazil Fund and joint ventures 269 2.5% 60,463 3.5%

Total Americas 7,138 67.3% 996,654 57.5%

Europe

Consolidated 3,247 30.6% 629,730 36.3%

Asia

Consolidated 101 1.0% 77,134 4.4%

Prologis China Logistics Venture 1 114 1.1% 30,926 1.8%

Total Asia 215 2.1% 108,060 6.2%

Total land portfolio - owned and managed 10,600 100.0% $ 1,734,444 100.0%

Land Roll Forward - Owned and Managed Americas Europe Asia Total

As of June 30, 2013 $ 1,009,531 $ 676,877 $ 90,681 $ 1,777,089

Acquisitions 17,351 6,830 23,128 47,309

Dispositions (20,111) (4,151) (3,315) (27,577)

Development starts (35,461) (84,979) (4,267) (124,707)

Infrastructure costs 22,144 7,063 764 29,971

Effect of changes in foreign exchange rates and other 3,200 28,090 1,069 32,359

As of September 30, 2013 $ 996,654 $ 629,730 $ 108,060 $ 1,734,444

25 Copyright © 2013 Prologis

Co-Investment Ventures

Summary and Financial Highlights

Supplemental 3Q 2013

Co-Investment Ventures (A)	Type	Investment Type	Geographic Focus	Ownership	Date Established	Term / Structure
Americas:						
Prologis Targeted U.S. Logistics Fund (B)	Core	Unconsolidated	US	27.0%	October 2004	Open end
Prologis North American Industrial Fund	Core	Unconsolidated	US	23.1%	March 2006	Open end
Prologis SGP Mexico (C)	Core	Unconsolidated	Mexico	21.6%	December 2004	Closed end
Prologis Mexico Industrial Fund	Core	Unconsolidated	Mexico	20.0%	August 2007	Closed end
Prologis Mexico Fondo Logistico (B)	Core/Development	Consolidated	Mexico	20.0%	July 2010	Closed end
Prologis Brazil Logistics Partners Fund I (B)(D)	Development	Unconsolidated	Brazil	50.0%	December 2010	Closed end
Europe:						
Prologis Targeted Europe Logistics Fund (B)	Core	Unconsolidated	Europe	49.2%	June 2007	Open end
Prologis European Properties Fund II (B)	Core	Unconsolidated	Europe	33.9%	August 2007	Open end
Europe Logistics Venture 1 (B)	Core	Unconsolidated	Europe	15.0%	February 2011	Open end
Prologis European Logistics Partners (B)	Core	Unconsolidated	Europe	50.0%	March 2013	Open end
Asia:						
Nippon Prologis REIT (B)	Core	Unconsolidated	Japan	15.1%	February 2013	Public, Tokyo Exchange
Prologis China Logistics Venture 1 (B)	Core/Development	Unconsolidated	China	15.0%	March 2011	Closed end

Information by Unconsolidated Co-investment Venture (E):

					Prologis' Share				
(in thousands)	Square Feet	Third Quarter NOI	Gross Book Value of Operating Buildings	Debt	Third Quarter NOI	Annualized Pro forma NOI	Debt	Total Other Tangible Assets (Liabilities)	Prologis Investment In and Advances To
Prologis Targeted U.S. Logistics Fund	48,097	$ 57,060	$ 4,377,107	$ 1,738,387	$ 15,407	$ 61,628	$ 469,317	$ 22,663	$ 737,207
Prologis North American Industrial Fund	46,601	40,462	2,861,786	1,112,165	9,330	37,320	256,465	864	209,900
Prologis SGP Mexico	6,361	7,237	419,839	212,518	1,563	6,252	45,904	(14,289)	29,310
Prologis Mexico Industrial Fund	9,503	8,167	601,540	214,149	1,633	6,532	42,830	(5)	50,986
Brazil Fund and joint ventures	3,480	8,221	291,698	-	411	1,644	-	15,602	182,801
Americas	**114,042**	**121,147**	**8,551,970**	**3,277,219**	**28,344**	**113,376**	**814,516**	**24,835**	**1,210,204**
Prologis Targeted Europe Logistics Fund	12,539	23,720	1,612,007	456,899	11,675	46,700	224,886	10,411	464,308
Prologis European Properties Fund II	57,845	75,982	5,120,821	1,675,507	25,765	103,060	568,164	7,516	564,333
Europe Logistics Venture I	3,123	4,452	244,926	-	668	2,672	-	803	33,786
Prologis European Logistics Partners	51,287	65,787	3,808,242	583,288	32,893	131,572	291,644	9,418	1,429,855
Europe	**124,794**	**169,941**	**10,785,996**	**2,715,694**	**71,001**	**284,004**	**1,084,694**	**28,148**	**2,492,282**
Nippon Prologis REIT (F)	14,946	40,206	2,924,284	1,272,819	6,079	24,316	192,450	15,026	283,547
Prologis China Logistics Venture 1	3,787	3,778	231,877	169,000	567	2,268	25,350	7,660	40,540
Asia	**18,733**	**43,984**	**3,156,161**	**1,441,819**	**6,646**	**26,584**	**217,800**	**22,686**	**324,087**
Total	**257,569**	**$ 335,072**	**$ 22,494,127**	**$ 7,434,732**	**$ 105,991**	**$ 423,964**	**$ 2,117,010**	**$ 75,669**	**$ 4,026,573**

(A) The information presented excludes two ventures- Prologis AMS and Prologis DFS Fund I, due to the investment size of the ventures.

(B) These co-investment ventures are or may be actively investing in new properties through acquisition and/or development activities, whereas the remaining co-investment ventures do not expect to be actively investing in new properties.

(C) On October 2, 2013, we acquired our venture partners' interest in this fund. As a result, we now own 100% of this ventures' assets and liabilities. Throughout this document, our share represents our ownership percentage as of September 30, 2013.

(D) We have a 50% ownership interest in and consolidate an entity that in turn owns 50% of various entities that are accounted for on the equity method ("Brazil Fund"). The Brazil Fund develops industrial properties in Brazil and has sold properties to an entity in which it maintains an equity interest. We also have other Brazil joint ventures that we account for using the equity method. We show our ownership in these Brazil entities at our effective ownership and include the properties in our owned and managed pool.

(E) Values represent Prologis' stepped up basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

(F) Throughout this document, we use the most recent public information for this co-investment venture. If the co-investment venture acquires properties during the period that is reported, we estimate the entire quarter of NOI based on the results of the properties while owned by Prologis.

26

Copyright © 2013 Prologis

Co-Investment Ventures

Operating and Balance Sheet Information

(dollars in thousands)

Supplemental 3Q 2013

	Americas	Europe	Asia	Total
FFO and Net Earnings (Loss) of the Co-Investment Ventures, Aggregated (A)(B)	**For the Three Months Ended September 30, 2013**			
Rental income	$ 173,161	$ 215,284	$ 56,816	$ 445,261
Rental expenses	(46,561)	(45,195)	(12,180)	(103,936)
Net operating income from properties	126,600	170,089	44,636	341,325
Other income (expense), net	(633)	(6,109)	(5,831)	(12,573)
Gains (losses) on dispositions of investments in real estate, net	3,295	-	-	3,295
General and administrative expenses	(6,679)	(16,079)	(5,509)	(28,267)
Interest expense	(47,802)	(28,741)	(4,426)	(80,969)
Current income tax expense	(4,343)	(7,512)	(367)	(12,222)
FFO of the unconsolidated co-investment ventures	**70,438**	**111,648**	**28,503**	**210,589**
Real estate related depreciation and amortization	(65,397)	(85,102)	(13,581)	(164,080)
Foreign currency exchange and unrealized derivative gains (losses), net	(8)	(1,852)	728	(1,132)
Gains (losses) on dispositions of investments in real estate, net	3,174	-	-	3,174
Deferred tax benefit (expense) and other income (expense), net	934	17,213	-	18,147
Net earnings (loss) of the unconsolidated co-investment ventures	**$ 9,141**	**$ 41,907**	**$ 15,650**	**$ 66,698**
Prologis' Share of FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures (A)	**For the Three Months Ended September 30, 2013**			
Prologis' share of the co-investment ventures' FFO	$ 15,685	$ 47,438	$ 5,434	$ 68,557
Interest income	44	-	56	100
FFO from unconsolidated co-investment ventures, net	15,729	47,438	5,490	68,657
Fees earned by Prologis	17,512	20,037	9,840	47,389
Total FFO recognized by Prologis, net	**$ 33,241**	**$ 67,475**	**$ 15,330**	**$ 116,046**
Prologis' share of the co-investment ventures' net earnings	$ 1,620	$ 20,005	$ 4,044	$ 25,669
Interest income	44	-	56	100
Earnings (loss) from unconsolidated co-investment ventures, net	1,664	20,005	4,100	25,769
Fees earned by Prologis	17,512	20,037	9,840	47,389
Total earnings recognized by Prologis, net	**$ 19,176**	**$ 40,042**	**$ 13,940**	**$ 73,158**
Condensed Balance Sheet of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	**As of September 30, 2013**			
Operating industrial properties, before depreciation	$ 8,551,970	$10,785,996	$ 3,156,161	$22,494,127
Accumulated depreciation	(897,048)	(671,967)	(39,756)	(1,608,771)
Properties under development and land	194,820	36,620	120,887	352,327
Other assets	583,676	1,320,709	240,047	2,144,432
Total assets	**$ 8,433,418**	**$11,471,358**	**$ 3,477,339**	**$23,382,115**
Third party debt	3,277,219	2,715,694	1,441,819	7,434,732
Other liabilities	343,457	1,694,003	90,644	2,128,104
Total liabilities	**$ 3,620,676**	**$ 4,409,697**	**$ 1,532,463**	**$ 9,562,836**
Weighted average ownership	**23.5%**	**41.3%**	**15.1%**	**30.4%**

(A) Includes the unconsolidated co-investment ventures listed on the previous page.
(B) Represents the entire entity, not our proportionate share.

27

Copyright © 2013 Prologis

Capitalization

Debt and Equity Summary

Supplemental 3Q 2013

(dollars and shares in millions)

	Prologis												
	Unsecured				Secured		Consolidated	Total	Unconsolidated		Prologis		Wtd. Avg.
	Senior	Exchangeable	Credit	Other	Mortgage		Entities	Consolidated	Entities	Total	Share of	Prologis	Interest
Maturity	Debt	Debt	Facilities (A)	Debt (A)	Debt	Total	Debt	Debt	Debt	Debt	Total Debt	Share (%)	Rate (B)
2013	$ -	$ -	$ -	$ -	$48	$48	$30	$78	$91	$169	$110	65.1%	2.7%
2014	574	-	-	1	291	866	27	893	1,276	2,169	1,357	62.6%	4.1%
2015	175	460	-	1	164	800	25	825	860	1,685	1,112	66.0%	4.2%
2016	641	-	-	1	310	952	126	1,078	1,599	2,677	1,404	52.4%	5.1%
2017	700	-	-	659	229	1,588	4	1,592	672	2,264	1,749	77.3%	3.9%
2018	862	-	992	1	113	1,968	74	2,042	704	2,746	2,139	77.9%	3.5%
2019	693	-	-	1	294	988	2	990	473	1,463	1,103	75.4%	4.8%
2020	444	-	-	1	9	454	2	456	954	1,410	697	49.4%	5.4%
2021	-	-	-	-	137	137	2	139	445	584	259	44.3%	3.6%
2022	-	-	-	-	7	7	3	10	200	210	55	26.2%	4.9%
Thereafter	850	-	-	10	137	997	6	1,003	142	1,145	1,022	89.3%	4.6%
Subtotal	**4,939**	**460**	**992**	**675**	**1,739**	**8,805**	**301**	**9,106**	**7,416**	**16,522**	**11,007**	**66.6%**	
Unamortized net premiums (discounts)	42	(63)	-	-	33	12	1	13	19	32	20	62.5%	
Subtotal	**4,981**	**397**	**992**	**675**	**1,772**	**8,817**	**302**	**9,119**	**7,435**	**16,554**	**$11,027**	**66.6%**	**4.3%**
Third party share of debt	-	-	-	-	-	-	(209)	(209)	(5,318)	(5,527)			
Prologis share of debt	**$4,981**	**$397**	**$992**	**$675**	**$1,772**	**$8,817**	**$93**	**$8,910**	**$2,117**	**$11,027**			
Prologis share of debt by local currency													
Dollars	$4,317	$397	$696	$29	$1,511	$6,950	$73	$7,023	$941		$7,964		
Euro	561	-	154	646	15	1,376	19	1,395	684		2,079		
GBP	-	-	-	-	-	-	-	-	285		285		
Yen	103	-	142	-	246	491	-	491	192		683		
Other	-	-	-	-	-	-	1	1	15		16		
Prologis share of debt	**$4,981**	**$397**	**$992**	**$675**	**$1,772**	**$8,817**	**$93**	**$8,910**	**$2,117**		**$11,027**		
Weighted average GAAP interest rate (C)	5.1%	3.3%	1.2%	1.7%	5.2%	4.3%	4.8%	4.3%	3.9%		4.3%		
Weighted average remaining maturity in years	5.0	1.5	4.8	3.7	4.2	4.5	3.8	4.5	3.8		4.3		

Market Equity

Security	Shares	Price	Value
Common Stock	498.6	$37.62	$18,757
Partnership Units	3.8	$37.62	143
Total	502.4		$18,900

Liquidity

Aggregate lender commitments	$2,504
Less:	
Borrowings outstanding	992
Outstanding letters of credit	72
Current availability	$1,440
Unrestricted cash	122
Total liquidity	$1,562

(A) The maturity date for the global senior credit facility and senior term loan is reflected at maturity assuming we extend the term.
(B) Based on Prologis share of the total debt. Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) assuming the net premiums (discounts) associated with the respective debt were included in the maturities by year.
(C) Interest rate is based on the effective rate and weighted based on borrowings outstanding.

28

Copyright © 2013 Prologis

Capitalization

Debt Covenants and Other Metrics

Supplemental 3Q 2013

(dollars in thousands)

Covenants as of September 30, 2013 (A)

	Indenture (B)		Global Line	
	Covenant	Actual	Covenant	Actual
Leverage ratio	<60%	33.0%	<60%	35.0%
Fixed charge coverage ratio	>1.5x	3.45x	>1.5x	3.17x
Secured debt leverage ratio	<40%	7.4%	< 35%	7.9%
Unencumbered asset to unsecured debt ratio	>150%	260.1%	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	449.0%

Debt Metrics (A) (C) (D)

	2013 Third Quarter	2013 Second Quarter
Debt as % of gross real estate assets	37.9%	35.8%
Secured debt as % of gross real estate assets	12.5%	13.9%
Unencumbered gross real estate assets to unsecured debt	267.9%	284.4%
Fixed charge coverage ratio	2.58x	2.34x
Fixed charge coverage ratio, including development gains	3.09x	2.87x
Debt/Adjusted EBITDA	7.68x	7.35x
Debt/Adjusted EBITDA, including development gains	6.39x	5.99x
Debt/Adjusted EBITDA (adjusted for development)	6.38x	6.00x

Encumbrances as of September 30, 2013

	Unencumbered	Encumbered	Total
Consolidated operating properties	$ 13,523,865	$ 4,881,032	$ 18,404,897
Consolidated development portfolio and land	2,660,126	67,888	2,728,014
Consolidated other investments in real estate	451,574	209,044	660,618
Total consolidated	16,635,565	5,157,964	21,793,529
Unconsolidated operating properties - Prologis' share	3,594,993	3,443,881	7,038,874
Unconsolidated development portfolio and land - Prologis' share	127,908	4,921	132,829
Gross real estate assets	$ 20,358,466	$ 8,606,766	$ 28,965,232

Secured and Unsecured Debt as of September 30, 2013

	Unsecured Debt	Secured Mortgage Debt	Total
Prologis debt	$ 7,066,603	$ 1,738,915	$ 8,805,518
Consolidated entities debt	-	300,032	300,032
Our share of unconsolidated entities debt	533,357	1,577,611	2,110,968
Total debt - at par	7,599,960	3,616,558	11,216,518
Less: third party share of consolidated debt	-	(208,913)	(208,913)
Total Prologis share of debt - at par	7,599,960	3,407,645	11,007,605
Premium (discount) - consolidated	(20,757)	34,524	13,767
Less: third party share of consolidated debt discount (premium)	-	(629)	(629)
Our share of premium (discount) - unconsolidated	-	6,042	6,042
Total Prologis share of debt, net of premium (discount)	$ 7,579,203	$ 3,447,582	$ 11,026,785

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules. Please refer to the respective agreements for full financial covenant descriptions and calculation methods.
(B) These covenants are calculated in accordance with the Indenture dated June 8, 2011 and its supplemental indentures, including the Fifth Supplemental Indenture dated August 15, 2013.
(C) All metrics include both consolidated and Prologis share of unconsolidated entities.
(D) See Notes and Definitions for calculation of amounts.

29
Copyright © 2013 Prologis

Capitalization

Assets Under Management

(dollars in millions) Supplemental 3Q 2013

$ 30,027 $ 46,947 $ 46,947 $ 19,000

50,000

Committed Equity/Investment $2,342

45,000 Asia

12.3%

40,000 Investors’ share of assets in JVs/funds

AUM Investment $14,578 Europe 35,000 25.7% Management $23,426 30,000 Prologis share of Debt assets in JVs/funds 25,000 $11,027 $6,506

20,000 Other

3%

Americas Yen

7% Euro

Direct owned Total 62.0%

15,000 17% and other Enterprise assets Value Equity Cap and $23,521 10,000 Preferred Shares $30,027 $19,000 U.S. Dollar 73%

5,000

0

Total Enterprise Value Assets Under Management Total AUM by Division Net Equity

30 Copyright © 2013 Prologis

Supplemental 3Q 2013

Net Asset Value

Components

(in thousands, except for percentages and per square foot)

Real Estate Operations

	Square Feet	Gross Book Value	GBV per Sq. Ft.	Third Quarter Adjusted Cash NOI (Actual)	Third Quarter Adjusted Cash NOI (Pro Forma)	Annualized Adjusted Cash NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO							
Properties generating net operating income							
Americas	232,441	$ 15,104,749	$ 65	$ 229,927	$ 229,927	$ 919,708	96.2%
Europe	13,683	1,125,682	82	20,949	20,949	83,796	94.6%
Asia	10,906	1,476,517	135	16,514	16,514	66,056	89.3%
Pro forma adjustment for mid-quarter acquisitions/development completions					4,381	17,524	
Sub-total	257,030	17,706,948	69	267,390	271,771	1,087,084	95.8%
Properties generating net operating loss							
Americas	8,449	546,816	65	(3,204)			36.5%
Europe	1,107	70,622	64	(176)			21.0%
Sub-total	9,556	617,438	65	(3,380)			34.7%
Total consolidated portfolio	**266,586**	**$ 18,324,386**	**$ 69**	**$ 264,010**	**$ 271,771**	**$ 1,087,084**	**93.6%**
UNCONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in unconsolidated operating portfolio							
Americas	27,296	$ 2,081,120	$ 76	$ 28,639	$ 28,639	$ 114,556	94.2%
Europe	51,534	4,451,583	86	73,288	73,288	293,152	93.5%
Asia	2,828	476,934	169	6,658	6,658	26,632	98.5%
Pro forma adjustment for mid-quarter acquisitions/development completions					5,980	23,920	
Prologis share of unconsolidated operating portfolio	**81,658**	**$ 7,009,637**	**$ 86**	**$ 108,585**	**$ 114,565**	**$ 458,260**	**93.9%**
Total operating portfolio	**348,244**	**$ 25,334,023**	**$ 73**	**$ 372,595**	**$ 386,336**	**$ 1,545,344**	**93.7%**

Development

	Square Feet	Investment Balance	TEI	TEI per Sq Ft.		Annualized Pro Forma NOI	Percent Occupied
CONSOLIDATED							
Prestabilized							
Americas	5,729	$ 322,185	$ 362,731	$ 63		$ 28,588	13.8%
Asia	556	67,073	73,736	133		5,299	0.0%
							12.5%
Properties under development							
Americas	8,596	291,854	600,920	70		39,463	
Europe	3,315	148,309	344,590	104		25,868	
Asia	3,185	255,538	442,866	139		30,394	
Total consolidated portfolio	**21,381**	**$ 1,084,959**	**$ 1,824,843**	**$ 85**		**$ 129,612**	
UNCONSOLIDATED (Prologis Share)							
Prologis interest in unconsolidated development portfolio							
Americas	1,059	$ 67,179	$ 104,272	$ 98		11,522	
Europe	303	17,285	28,985	96		1,913	
Asia	625	13,494	34,393	55		2,841	
Prologis share of unconsolidated development portfolio	**1,987**	**$ 97,958**	**$ 167,650**	**$ 84**		**$ 16,276**	
Total development portfolio	**23,368**	**$ 1,182,917**	**$ 1,992,493**	**$ 85**		**$ 145,888**	
Prologis share of estimated value creation (see Capital Deployment - Development Portfolio)		**395,404**					
Total development portfolio, including estimated value creation		**$ 1,578,321**					

31
Copyright © 2013 Prologis

Net Asset Value

Components—Continued

(in thousands) Supplemental 3Q 2013

Balance Sheet and Other Items

As of September 30,

2013

CONSOLIDATED

Other assets

Cash and cash equivalents $ 121,693

Restricted cash 42,488

Deposits, prepaid assets and other tangible assets 578,403

Other real estate investments 466,997

Prologis’ share of value added operating properties 109,748

Accounts receivable 137,879

Notes receivable backed by real estate 189,663

Prologis receivable from unconsolidated co-investment ventures 149,907

Investments in and advances to other unconsolidated joint ventures 183,732

Assets held for sale, net of liabilities 2,564

Total other assets $ 1,983,074

Other liabilities

Accounts payable and other current liabilities 692,241

Deferred income taxes 167,596

Value added tax and other tax liabilities 31,116

Tenant security deposits 192,114

Other liabilities 322,243

Noncontrolling interests 510,429

Total liabilities and noncontrolling interests $ 1,915,739

UNCONSOLIDATED

Prologis share of net assets (liabilities) $ 75,669

Land

Investment Balance

Our share of original land basis $ 2,724,926

Current book value of land $ 1,643,055

Prologis share of book value of land in unconsolidated entities 34,871

Total $ 1,677,926

Investment Management / Development Management

Third Quarter Annualized

Investment management

Investment management income $ 48,322 $ 193,288

Investment management expenses (22,023) (88,092)

Investment management NOI $ 26,299 $ 105,196

Promote earned in last 12 months, net of expense $ 10,000

Development management income $ 2,551 $ 10,204

Debt and Preferred Stock

As of September 30,

2013

Prologis debt—at par $ 8,805,518

Consolidated investee debt—at par 300,032

Prologis share of unconsolidated debt—at par 2,110,968

Subtotal debt—at par 11,216,518

Preferred stock 100,000

Total debt and preferred stock $ 11,316,518

Outstanding shares of common stock 498,603

32 Copyright © 2013 Prologis

Notes and Definitions

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Our Real Estate Operations segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in global and regional markets. Our intent is to hold and use these properties; however, depending on market and other conditions, we may contribute or sell these properties to co-investment ventures or sell to third parties. When we contribute to an unconsolidated co-investment venture or sell properties we have developed, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as Gain (Loss) on Acquisitions and Dispositions of Investments in Real Estate, Net. We have industrial properties that are currently under development and land available for development that are part of this segment as well. We may develop the land or sell to third parties, depending on market conditions, customer demand and other factors. The Investment Management segment represents the long-term management of unconsolidated co-investment ventures and other joint ventures.

During the first quarter of 2013 we formed two new co-investment ventures- Nippon Prologis REIT, Inc. (“NPR”) in Japan and Prologis European Logistics Partners (“PELP”) in Europe. Our ownership interest in these ventures is 15% and 50%, respectively, and is accounted for using the equity method of accounting. In connection with the formation of these ventures, we contributed 207 properties with an aggregate of 58.3 million square feet with a total value of approximately $5 billion. We used the proceeds primarily to repay debt. In connection with the wind down of Prologis Japan Fund I, in June 2013 we purchased 14 properties from the co-investment venture aggregating 1.8 million square feet with an estimated value of $202 million and the fund sold the remaining 6 properties aggregating 4.4 million square feet to NPR. Also in June, we contributed one development building to NPR for $222.1 million. As a result of the combined transactions, we recorded a net gain of $56.9 million.

Also, in the second quarter of 2013, we acquired our partners’ interest in Prologis Institutional Alliance Fund II (“Fund II”), one of our consolidated co-investment ventures. In connection with this transaction, we paid $243.0 million and issued 804,734 limited partnership units worth $31.3 million in one of our limited partnerships. These units are exchangeable into an equal number of shares of our common stock. We earned an incentive promote fee of approximately $18.0 million from Fund II based on the cumulative returns to the investors over the life of the venture. Of this amount, approximately $13.0 million represents the third party investors’ portion and is reflected as a component of non-controlling interests in our Consolidated Statements of Operations. We also recognized approximately $3.0 million of expense in Investment Management Expenses representing the estimated cash bonus to be paid out under the plan. As a result, the assets and liabilities associated with this venture are now wholly owned in our Consolidated Balance Sheets.

During the third quarter of 2013, we concluded the unconsolidated co-investment venture Prologis North American Industrial Fund III. The venture sold 73 properties aggregating 9.5 million square feet to a third party. We acquired the remaining 18 properties aggregating 8.1 million square feet with an estimated value of $529 million. We recorded a net gain of $43.7 million upon consolidation

Subsequent to quarter-end, on October 2, 2013, we acquired our partners’ interest in Prologis SGP Mexico, one of our co-investment ventures, and liquidated the venture.

Acquisition cost represents economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.

Adjusted EBITDA. We use Adjusted EBITDA to measure both our operating performance and liquidity. We calculate Adjusted EBITDA beginning with consolidated net earnings (loss) and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our Adjusted FFO (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity), including our share of these items from unconsolidated entities.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. We also included a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI on the operating properties we acquired or disposed of in a significant transaction assuming the transaction occurred at the beginning of the quarter, such as the dispositions to the new co-investment ventures PELP and NPR in the first quarter of 2013 and the acquisition of our share of the assets from Prologis California and the acquisition of Prologis North American Industrial Fund II in the first quarter of 2012. By excluding interest expense EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings (the primary measure of our performance) and the other required Generally Accepted Accounting Principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA an investor is assessing the earnings generated by our operations, but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures distribution requirements or contractual commitments. Adjusted EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to consolidated net earnings (loss), a GAAP measurement.

Notes and Definitions

Supplemental 3Q 2013

Assets Held For Sale and Discontinued Operations. As of September 30, 2013, we had land that met the criteria to be presented as held for sale. The amounts included in Assets Held for Sale include real estate investment balances and the related assets and liabilities for each property.

During the nine months ended September 30, 2013, we recorded a gain of $59.6 million on the disposition of 39 properties aggregating 4.8 million square feet to third parties. During all of 2012, we disposed of land, land subject to ground leases and 200 operating properties aggregating 27.2 million square feet to third parties.

The operations of the properties held for sale and properties that were disposed of to third parties during a period, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our *Consolidated Statements of Operations* for all periods presented. The income attributable to these properties was as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Rental income	$ 801	$ 23,910	$ 8,602	$ 88,245
Rental expenses	(575)	(7,364)	(3,368)	(26,840)
Depreciation and amortization	(353)	(8,148)	(3,394)	(30,862)
Interest expense	-	(344)	(87)	(1,281)
Income (loss) attributable to disposed properties and assets held for sale	$ (127)	$ 8,054	$ 1,753	$ 29,262

Assets Under Management ("AUM") represents the estimated value of the real estate we own or manage through our consolidated entities and unconsolidated entities. We calculate AUM by adding the noncontrolling interests' share of the estimated fair value of the real estate investment to our share of total market capitalization.

Calculation of Per Share Amounts is as follows *(in thousands, except per share amounts)*:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Net earnings (loss)				
Net earnings (loss)	$ (7,534)	$ (46,526)	$ 256,365	$ 147,767
Noncontrolling interest attributable to exchangeable partnership units	(47)	(152)	1,446	935
Adjusted net earnings - Diluted	**$ (7,581)**	**$ (46,678)**	**$ 257,811**	**$ 148,702**
Weighted average common shares outstanding - Basic	497,989	460,079	482,007	459,720
Incremental weighted average effect on exchange of limited partnership units	1,859	1,900	3,099	3,260
Incremental weighted average effect of stock awards	-	-	3,303	1,958
Weighted average common shares outstanding - Diluted	**499,848**	**461,979**	**488,409**	**464,938**
Net earnings per share - Basic	**$ (0.02)**	**$ (0.10)**	**$ 0.53**	**$ 0.32**
Net earnings per share - Diluted	**$ (0.02)**	**$ (0.10)**	**$ 0.53**	**$ 0.32**
FFO, as defined by Prologis				
FFO, as defined by Prologis	$ 82,536	$ 205,891	$ 642,574	$ 640,634
Noncontrolling interest attributable to exchangeable limited partnership units	(47)	(134)	1,598	935
Interest expense on exchangeable debt assumed exchanged	-	4,229	12,705	12,661
FFO, as defined by Prologis - Diluted	**$ 82,489**	**$ 209,986**	**$ 656,877**	**$ 654,230**
Weighted average common shares outstanding - Basic	497,989	460,079	482,007	459,720
Incremental weighted average effect on exchange of limited partnership units	3,610	3,185	3,299	3,260
Incremental weighted average effect of stock awards	3,285	1,882	3,303	1,958
Incremental weighted average effect on exchange of certain exchangeable debt	-	11,879	11,879	11,879
Weighted average common shares outstanding - Diluted	**504,884**	**477,025**	**500,488**	**476,817**
FFO, as defined by Prologis per share - Diluted	**$ 0.16**	**$ 0.44**	**$ 1.31**	**$ 1.37**
Core FFO				
Core FFO	$ 206,895	$ 231,962	$ 598,169	$ 618,047
Noncontrolling interest attributable to exchangeable limited partnership units	-	(134)	1,598	935
Interest expense on exchange debt assumed converted	4,235	4,229	12,705	12,661
Core FFO - Diluted	**$ 211,130**	**$ 236,057**	**$ 612,472**	**$ 631,643**
Weighted average common shares outstanding - Basic	497,989	460,079	482,007	459,720
Incremental weighted average effect on exchange of limited partnership units	3,809	3,185	3,299	3,260
Incremental weighted average effect of stock awards	3,285	1,882	3,303	1,958
Incremental weighted average effect on exchange of certain exchangeable debt	11,879	11,879	11,879	11,879
Weighted average common shares outstanding - Diluted	**516,962**	**477,025**	**500,488**	**476,817**
Core FFO per share - Diluted	**$ 0.41**	**$ 0.49**	**$ 1.22**	**$ 1.32**

Committed Equity/Investment is our estimate of the gross real estate, which could be acquired through the use of the equity commitments from our property fund or co-investment venture partners, plus our funding obligations and estimated debt capitalization.

34
Copyright © 2013 Prologis

Notes and Definitions

Supplemental 3Q 2013

Debt Metrics. See below for the detailed calculations for the three months ended for the respective period (*dollars in thousands*):

	Three Months Ended	
	Sept. 30	June 30
	2013	2013
Debt as a % of gross real estate assets:		
Total debt - at par	$ 11,216,518	$ 10,446,519
Less: cash and cash equivalents	(121,693)	(385,424)
Less: unconsolidated entities cash - Prologis share	(128,959)	(165,550)
Total debt, net of adjustments	$ 10,965,866	$ 9,895,545
Gross real estate assets	$ 28,965,232	$ 27,627,323
Debt as a % of gross real estate assets	**37.9%**	**35.8%**
Secured debt as a % of gross real estate assets:		
Secured debt - at par	$ 3,616,558	$ 3,839,767
Gross real estate assets	$ 28,965,232	$ 27,627,323
Secured debt as a % of gross real estate assets	**12.5%**	**13.9%**
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets	$ 20,358,466	$ 18,790,887
Unsecured debt - at par	$ 7,599,960	$ 6,606,752
Unencumbered gross real estate assets to unsecured debt	**267.9%**	**284.4%**
Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 354,641	$ 334,004
NOI from disposed properties	226	208
Adjusted EBITDA, including NOI from disposed properties	$ 354,867	$ 334,212
Adjusted EBITDA, including NOI from disposed properties, annualized (a)	$ 1,429,468	$ 1,346,848
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	287,034	306,694
Adjusted EBITDA, including NOI from disposed properties and gains on dispositions, annualized	$ 1,716,502	$ 1,653,542
Interest expense	$ 84,885	$ 92,508
Amortization and write-off of deferred loan costs	(2,887)	(4,291)
Amortization of debt premium (discount), net	9,123	10,676
Capitalized interest	19,127	17,234
Preferred stock dividends	2,135	3,816
Our share of fixed charges from unconsolidated entities	26,334	24,148
Total fixed charges	$ 138,717	$ 144,091
Total fixed charges, annualized	$ 554,868	$ 576,364
Fixed charge coverage ratio	**2.58x**	**2.34x**
Fixed charge coverage ratio, including development gains	**3.09x**	**2.87x**
Debt to Adjusted EBITDA:		
Total debt, net of adjustments	$ 10,965,866	$ 9,895,545
Adjusted EBITDA-annualized (a)	$ 1,428,564	$ 1,346,016
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	287,034	306,694
Adjusted EBITDA-annualized, including gains on dispositions	$ 1,715,598	$ 1,652,710
Debt to Adjusted EBITDA ratio	**7.68x**	**7.35x**
Debt to Adjusted EBITDA ratio, including development gains	**6.39x**	**5.99x**

Debt to Adjusted EBITDA (adjusted for development):		
Total debt, net of adjustments	$ 10,965,866	$ 9,895,545
Add: costs to complete - Prologis share	760,239	686,976
Less: current book value of land - Prologis share	(1,677,926)	(1,739,707)
	$ 10,048,179	$ 8,842,814
Adjusted EBITDA-annualized (a)	$ 1,428,564	$ 1,346,016
Add: annualized proforma NOI - Prologis share	145,888	128,857
	$ 1,574,452	$ 1,474,873
Debt to Adjusted EBITDA (adjusted for development) ratio	**6.38x**	**6.00x**

(a) Includes net promote revenue of $10.0 million for both periods presented as recognized in the second quarter (not annualized).

Estimated Development Margin is calculated on developed properties as the contribution value or sales price minus estimated total investment, before closing costs, the impact of any deferred rents, taxes or third party promotes net of deferred amounts on contributions, divided by the estimated total investment.

FFO, as defined by Prologis; Core FFO; Core AFFO (collectively referred to as "FFO"). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts ("NAREIT") has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT's FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:

(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." Consequently, NAREIT's definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT's definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT's activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions and impairment charges of land and development properties, as well as our proportionate share of the gains and losses from dispositions and impairment charges on development properties recognized by our unconsolidated entities, in our definition of FFO.

35

Copyright © 2013 Prologis

Notes and Definitions

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by Prologis, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis

To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii) foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities;

(iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and

(v) mark-to-market adjustments associated with derivative financial instruments.

We calculate FFO, as defined by Prologis for our unconsolidated entities on the same basis as we calculate our FFO, as defined by Prologis.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core FFO

In addition to FFO, as defined by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as defined by Prologis, to exclude the following recurring and non-recurring items that

Supplemental 3Q 2013

we recognized directly or our share recognized by our unconsolidated entities to the extent they are included in FFO, as defined by Prologis:

(i) gains or losses from acquisition, contribution or sale of land or development properties;

(ii) income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate;

(iii) impairment charges recognized related to our investments in real estate (either directly or through our investments in unconsolidated entities) generally as a result of our change in intent to contribute or sell these properties;

(iv) impairment charges of goodwill and other assets;

(v) gains or losses from the early extinguishment of debt;

(vi) merger, acquisition and other integration expenses; and

(vii) expenses related to natural disasters.

We believe it is appropriate to further adjust our FFO, as defined by Prologis for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. We currently have and have had over the past several years a stated priority to strengthen our financial position. We expect to accomplish this by reducing our debt, our investment in certain low yielding assets, such as land that we decide not to develop and our exposure to foreign currency exchange fluctuations. As a result, we have sold to third parties or contributed to unconsolidated entities real estate properties that, depending on market conditions, might result in a gain or loss. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets. Also in connection with our stated priority to reduce debt and extend debt maturities, we have purchased portions of our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time.

We have also adjusted for some non-recurring items. The merger, acquisition and other integration expenses include costs we incurred in 2012 associated with the Merger with AMB Property Corporation and ProLogis and the acquisition of our co-investment venture Prologis European Properties and the integration of our systems and processes.

We analyze our operating performance primarily by the rental income of our real estate and the revenue driven by our investment management business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. As a result, although these items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

We use Core FFO, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

36 Copyright © 2013 Prologis

Notes and Definitions

Supplemental 3Q 2013

Core AFFO

To arrive at Core AFFO, we adjust Core FFO to further exclude; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts, net of amounts capitalized, and; (vi) stock compensation expense.

We believe Core AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are:

- The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.
- Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.
- Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in the value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.
- The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.
- The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
- The impairment charges of goodwill and other assets that we exclude from Core FFO, have been or may be realized as a loss in the future upon the ultimate disposition of the related investments or other assets through the form of lower cash proceeds.
- The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.
- The Merger, acquisition and other integration expenses and the natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP.

Fixed Charge Coverage is defined as Adjusted EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. Prologis uses fixed charge coverage to measure its liquidity. Prologis believes that the fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure Prologis' ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred stockholders. Prologis' computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses ("G&A") were as follows (*in thousands*):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Gross overhead	$ 105,893	$ 95,486	$ 322,360	$ 287,967
Less: rental expense	(7,982)	(9,430)	(24,679)	(26,438)
Less: investment management expenses	(22,023)	(15,730)	(66,938)	(47,686)
Capitalized amounts	(20,854)	(14,440)	(64,603)	(46,383)
G&A	**$ 55,034**	**$ 55,886**	**$ 166,140**	**$ 167,460**

We capitalize certain costs directly related to our development and leasing activities. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Development activities	$ 16,602	$ 8,984	$ 49,454	28,390
Leasing activities	4,104	5,449	14,179	17,829
Costs related to internally developed software	148	7	970	164
Total capitalized G&A	**$ 20,854**	**$ 14,440**	**$ 64,603**	**46,383**

G&A as a percent of Assets Under Management *(in thousands)*:

Annualized gross overhead	$ 429,813
Less: annualized rental expenses	(32,905)
Less: annualized capitalized amounts	(86,137)
Adjusted G&A	$ 310,771
Operating properties	$ 40,899,024
Development portfolio - TEI	2,324,434
Land portfolio	1,734,444
Other real estate investments	466,997
Assets held for sale	3,958
Total Assets Under Management	$ 45,428,857
G&A as % of Assets Under Management	**0.68%**

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Notes and Definitions

Supplemental 3Q 2013

G&A as a percent of Assets Under Management – Prologis Share *(in thousands)*:

Annualized G&A	$	221,520
Less: annualized investment management income		(167,420)
Add: annualized investment management expenses		85,251
Adjusted G&A	$	139,351
Operating properties - Prologis share	$	25,443,771
Development portfolio - Prologis share of TEI		1,992,493
Land portfolio - Prologis share		1,677,926
Other real estate investments		466,997
Assets held for sale		3,958
Total Assets Under Management - Prologis share	$	29,585,145
G&A as % of Assets Under Management - Prologis share		**0.47%**

Global Markets comprise the largest, most liquid markets benefiting from demand tied to global trade. These markets are defined by large population centers with high consumption per capita and typically feature major seaports, airports, and other transportation infrastructure tied to global trade. While initial returns might be lower, global markets tend to outperform overall markets in terms of growth and total return.

Interest Expense consisted of the following *(in thousands)*:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Gross interest expense	$ 110,248	$ 142,328	$ 362,536	$ 436,805
Amortization of discount (premium), net	(9,123)	(9,925)	(30,514)	(26,415)
Amortization of deferred loan costs	2,887	3,902	10,466	13,033
Interest expense before capitalization	104,012	136,305	342,488	423,423
Capitalized amounts	(19,127)	(13,488)	(50,105)	(40,054)
Net interest expense	**$ 84,885**	**$ 122,817**	**$ 292,383**	**$ 383,369**

Investment Management NOI represents investment management income less investment management expenses.

Market Equity is defined as the total number of outstanding shares of our common stock and common limited partnership units multiplied by the closing price per share of our common stock at period end.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, in this supplemental report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, investment management platform, or development platform.

Net Operating Income ("NOI") represents rental income less rental expenses.

Operating Portfolio includes stabilized operating industrial properties we own or that we manage and are owned by an unconsolidated investee accounted for by the equity method of accounting.

Operating Segments – Real Estate Operations represents the direct long-term ownership of industrial properties, including land and the development of properties.

Operating Segments – Investment Management represents the management of unconsolidated co-investment ventures and other unconsolidated joint ventures and the properties they own.

Pre-stabilized Development represents properties that are complete but have not yet reached Stabilization.

Pro forma Adjusted Cash NOI for the properties in our operating portfolio reflects the NOI for a full quarter of operating properties that were acquired, contributed or stabilized during the quarter. Pro forma NOI for the properties in our development portfolio is based on current total expected investment and an estimated stabilized yield.

A reconciliation of our rental income and rental expenses, computed under GAAP, to adjusted net operating income (NOI) for the operating portfolio for purposes of the Net Asset Value calculation is as follows:

Calculation of Adjusted Cash NOI *(in thousands)*:

Rental income	$	379,312
Rental expenses		(108,912)
NOI		270,400
Net termination fees and adjustments (a)		376
Less: Actual NOI for development portfolio and other		(17,204)
Less: NOI on contributed properties (b)		(128)
Adjusted NOI for operating portfolio owned at September 30, 2013		253,444
Straight-lined rents (c)		(8,738)
Free rent (c)		11,024
Amortization of lease intangibles (c)		8,280
Third quarter Adjusted Cash NOI	$	264,010

(a) *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer's rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property's recurring operating performance.*

(b) *The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.*

(c) *Straight-lined rents, adjusted for free rent amounts, and amortization of above and below market leases are removed from rental income computed under GAAP for the operating portfolio to allow for the calculation of a cash yield.*

Regional Markets, similar to global markets, also benefit from large-population centers and demand. They are located at key crossroads in the supply chain and/or near economic centers for leading national or global industries. Our assets reflect the highest quality class-A product in that market and are often less supply- constrained and focus on delivering bulk goods to customers.

Rent Change on Rollover represents the change on operating portfolio properties in effective rental rates (average rate over the lease term) on new and renewed leases signed during the period as compared with the previous effective rental rates in that same space.

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Notes and Definitions

Supplemental 3Q 2013

Rental Income includes the following (*in thousands*):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Rental income	$ 295,208	$ 370,501	$ 931,564	$ 1,080,603
Amortization of lease intangibles	(8,420)	(9,854)	(26,479)	(29,180)
Rental expense recoveries	82,268	94,240	258,334	276,107
Straight-lined rents	10,256	11,844	36,884	45,177
	$ 379,312	$ 466,731	$ 1,200,303	$ 1,372,707

Same Store. We evaluate the operating performance of the industrial operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include all consolidated properties, and properties owned by unconsolidated co-investment ventures that are managed by us and in which we have an equity interest (referred to as "unconsolidated entities"), in our same store analysis. We have defined the same store portfolio, for the quarter ended September 30, 2013, as those operating properties in operation at January 1, 2012 that were in operation throughout the full periods in both 2012 and 2013 either by Prologis or their unconsolidated entities. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.

Same Store Average Occupancy represents the average occupied percentage for the period.

Same Store Rental Expense represents gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management companies provide property management services to each property (generally, the fee is based on a percentage of revenues).

Same Store Rental Income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income (as computed under GAAP) is adjusted to remove the net termination fees recognized for each period. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our operating portfolio.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Total Estimated Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Total Market Capitalization is defined as market equity plus our share of total debt and preferred stock.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value-Added Acquisitions ("VAA") are properties which Prologis acquires as part of management's current belief that the discount in pricing attributed to the operating challenges of the property could provide greater returns, once stabilized, than the returns of stabilized properties, which are not value added acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short -term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price and must be invested within the first two years of ownership.

Value-Added Conversions ("VAC") represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use may include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceed our original cost in dollars and percentages.

Value Creation represents the value that will be created through our development and leasing activities at Stabilization. We calculate value by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized cap rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn.

Weighted Average Estimated Stabilized Yield is calculated as NOI adjusted to reflect stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

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Copyright © 2013 Prologis